EXHIBIT 10.14

CALIFORNIA WATER SERVICE COMPANY

SAVINGS PLAN AND TRUST AGREEMENT

(May 1994 Revision)


CALIFORNIA WATER SERVICE COMPANY

SAVINGS PLAN AND TRUST AGREEMENT

(1994 Revision)

Background

California Water Service company initially established a retirement savings plan in which all employees were eligible to participate. That plan was then split into two plans: this Plan for salaried employees and the Union Plan for the Employer's employees who are Union members. Cash or deferred features were added to each of those plans. Effective December 31, 1987, the Employer terminated its PAYSOP and on January 1, 1988 transferred to each of the savings plans, assets allocated to the accounts of certain PAYSOP participants. Effective January 1, 1994, the Union Plan is merged into this Plan. This 1994 revision amends and restates the Plan to reflect changes required by the Tax Reform
Act of 1986 and other statutes and regulations and reflects the merger of Union Plan into this Plan. This revision also constitutes the trust agreement for Plan assets other than Employer Stock. There is a separate trust agreement for Employer Stock. This revision is effective on January 1, 1988 and such other dates indicated herein and is a profit-sharing plan with a cash or deferred feature. Capitalized terms are defined in Section 1.

Section 1.	Definitions

1.1 General Rules
Section headings are for convenience only and, in case of conflict, the text of the Plan controls. The singular includes the plural unless the context indicates otherwise.

1.2 Definitions

Capitalized terms in this plan have the following definitions:
ALTERNATE PAYEE means a person described as such in Section
414(p) of the Internal Revenue Code and Section 206(d)(3)(B) of
ERISA.
BENEFICIARY -- See Paragraph (c) of Subsection 6.5 of
Section 6.
BOARD OF DIRECTORS means the Board of Directors of the
California Water Service Company.
COMMITTEE -- See Subsection 9.1 of Section 9.
DISABILITY means a physical or mental condition which
prevents the Participant from engaging in his or her usual occupation and which is presumed to be permanent. Disability is established by certification of a licensed physician appointed by or otherwise acceptable to the Employer. The certification of the physician is conclusive and binding on all parties.
EARNINGS means a Participant's current salary before
reduction for the amount of contribution under this Plan as listed on the Employer's payroll records. Effective January 1, 1989 up to and including December 31, 1993, the annual Earnings for each Participant taken into account under the Plan for any year will not exceed $200,000. This limitation will be adjusted by the Commissioner of Internal Revenue at the same time and in the same manner as under Section 415(d) of the Internal Revenue Code, except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in that calendar year and the first adjustment to the $200,000 limitation is effective January 1, 1990. In determining Earnings for a Participant for purposes of the $200,000 limitation, the rules of
Section 414(q)(6) of the Internal Revenue Code apply, except the term ''family'' includes only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of those rules, the adjusted $200,000 limitation is exceeded, then the limitation is prorated among the affected individuals in proportion to each such individual's Earnings as determined under the Plan prior to application of the $200,000 limitation. Effective January 1, 1994, the annual Earnings of each Participant taken into account under the Plan must not exceed $150,000, as adjusted by the Commissioner of Internal Revenue in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Earnings are determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit described in the two preceding sentences will be multiplied by a fraction the numerator of which is the number of months in the determination period and the denominator of which is 12.
EMPLOYEE means, up to and including December 31, 1993, any
person who is in the employ of the Employer and whose terms and conditions of employment are neither governed by nor set forth in a collective bargaining agreement. Effective January 1, 1994, Employee means any person who is in the employ of the Employer. EMPLOYEE CONTRIBUTION ACCOUNT -- See Subsection 3.1.
EMOLOYEE CONTRIBUTIONS -- See Subsection 3.1.
EMPLOYER means California Water Service Company, a
California corporation and any subsidiary of or company affiliated with the Employer which subsidiary or affiliated company is hereafter authorized by the Board of Directors to participate in the Plan.
EMPLOYER CONTRIBUTION ACCOUNT -- See Subsection 3.3.
EMPLOYER CONTRIBUTIONS -- See Subsection 3.3.
EMPLOYER STOCK means the common stock of California Water
Service Company.
EMPLOYER STOCK ACCOUNT means the account established for
each Participant or Former Participant who has made an election to invest in Employer Stock and for each Participant or Former Participant in respect to whom a transfer was made to this Plan or the Union Plan from the PAYSOP.
ERISA means the Employee Retirement Income Security Act of
1974.
FORMER PARTICIPANT means a Participant whose employment with the Employer has terminated but who has an account balance under the Plan which has not been paid in full.
FUNDS means the investment funds established by the
Committee in accordance with Paragraph (a) of Subsection 4.2. NORMAL RETIREMENT DATE means the Participant or Former Participant's 65th birthday.
Participant means an Employee who participates in the Plan as described in Section 2.
PARTICIPANT ACCOUNTS means all accounts maintained under
this Plan on behalf of a Participant or Former Participant, Beneficiary or Alternate Payee.
PAYSOP means the Payroll-Based Tax Credit Employee Stock
Ownership Plan of California Water Service Company which was terminated effective December 31, 1987.
PLAN means, up to and including December 31, 1993, this
California Water Service Company Salaried Employees' Savings Plan; effective January 1, 1994, the Plan is named the California Water Service Company Savings Plan.
PLAN YEAR means the calendar year.
PRIOR PLAN means the California Water Service Company
Retirement Savings Plan, as amended and restated and in effect on
June 30, 1982.
PRIOR PLAN ACCOUNT means the account to which a
Participant's or Former Participant's account from the Prior Plan was transferred.
QUALIFIED DOMESTIC RELATIONS ORDER means an order described
in Section 206(d)(3)(B) of ERISA and Section 414(p) of the
Internal Revenue Code.
SALARIED SAVINGS PLAN COMMITTEE -- See Subsection 9.1 of
Section 9.
TRUST FUND means the fund established in accordance with
Section 8.
UNION means the Utility Workers of America and the
International Federation of Professional and Technical Engineers, both affiliated with the AFL-CIO.
UNION EMPLOYEE means an employee of the Employer whose terms and conditions of employment are governed by or set forth in a collective bargaining agreement.
UNION PLAN means the California Water Service Company Union Employees' Savings Plan.
UNION PLAN PARTICIPANT means any participant in the Union
Plan.
UNION SAVINGS PLAN COMMITTEE -- See Subsection 9.1 of
Section 9.
YEAR means the Plan Year.
Section 2. Participation
2.1 Eligible Class of Employees
All Employees are eligible to participate in the Plan.
2.2 When an Employee Becomes a Participant - General Rule
Each Employee not described in Subsection 2.3 becomes a Participant on the first day of the Year following the date of his or her commencement of employment, provided he or she is an Employee on that date. Notwithstanding the preceding sentence, no person becomes a Participant prior to his or her proper completion and return to the Employer of a form authorizing deferrals under the Plan and specifying investments as provided in Subsection 4.2.
2.3 When an Employee Becomes a Participant - Special Rules
(a) Each person who was a Participant on December
31, 1987 continues to participate in the Plan as a Participant on
January 1, 1988.
(b) Each person who was a Former Participant on
December 31, 1987 continues to participate in the Plan as a Former Participant on January 1, 1988.
(c) Each person who, on December 31, 1993, was a
participant in the Union Plan becomes a Participant in this Plan on January 1, 1994.
(d) Each person who, on December 31, 1993, was a
former participant in the Union Plan becomes a Former Participant in this Plan on January 1, 1994.
(e) Each person who, on December 31, 1987, (i) was
an Employee (as defined in this Plan on that date), (ii) was a participant in the PAYSOP and (iii) was not a Participant in this Plan, becomes a Participant on January 1, 1988.
(f) Each person who, on December 31, 1987, (i) was
not employed by the Employer, (ii) was a former participant in the PAYSOP and (iii) was not a Participant in this Plan, becomes a Former Participant on January 1, 1988.
2.4   	Rehired Employees
(a) A Former Participant with a Participant Account
in the Plan who resumes employment as an Employee participates in the Plan immediately upon reemployment. That Former Participant may authorize deferrals as provided in Subsection 3.1 and by specifying investments as provided in Subsection 4.2.
(b) A Former Participant who has received
distribution of the balance of his or her Participant Accounts in the Plan may elect to participate in the Plan immediately after becoming an Employee. He or she becomes a Participant by proper completion and return to the Employer of a form authorizing deferrals as provided in Subsection 3.1 and by specifying investments as provided in Subsection 4.2.
(c) A former Employee who did not participate in the
Plan may elect, in writing, to participate in the Plan on the date of his or her rehire as an Employee. He or she becomes a Participant by proper completion and return to the Employer of a form authorizing deferrals as provided in Subsection 3.1 and by specifying investments as provided in Subsection 4.2.
2.5   	Change in Employee Classification
(a) This section is effective only up to and
including December 31, 1993.
(b) If a person employed by the Employer becomes an
Employee eligible to participate in the Plan because his or her terms and conditions of employment with the Employer cease to be governed by or set forth in a collective bargaining agreement, he or she commences participation in the Plan as of the date of the change in his employee classification by proper completion and return to the Employer of a form authorizing deferrals under the Plan and specifying investments as provided in Subsection 4.2.
(c) If a person ceases to be an Employee eligible to
participate in the Plan because his or her terms and conditions of employment with the Employer become governed by or set forth in a collective bargaining agreement, he or she ceases participation in the Plan as of the date of the change in his or her employee classification. His or her Participant Account will be transferred to the Union Plan as provided in Subsection 8.9.
Section 3.  	Contributions
3.1   	Participant Contributions - Deferrals
(a) Each Participant (including Participants who are at or beyond their Normal Retirement Age and still employed by the Employer) may elect to defer one percent, or any full percent up to and including 14%, of his or her Earnings. Effective January 1, 1994, the maximum percentage of Earnings deferred is 15%. Deferrals begin within 15 days of receipt by the Employer of the form authorizing deferrals under the Plan. Upon receipt of a deferral election, but subject to Paragraph (b) of this Subsection 3.1, Subsection 3.2, and Subsection 3.5, the Employer reduces the Earnings of the Participant by the percentage specified and contributes that amount to an account for that Participant which is known as his or her Employee Contribution Account, and contributions to which are known as Employee Contributions.
(b) In addition to and not in lieu of any other limitation contained in this Plan, the total amount deferred pursuant to the deferral election of any Participant will not exceed $7,000 (or such other amount as determined in applicable Treasury Regulations) for any taxable year of the Participant.

3.2 Changes to Deferral Elections
(a) A Participant may change (i.e., increase or
decrease) his or her existing deferral election by supplying a revised election form to the Employer at any time during a calendar quarter, effective for the next pay period. No more than one change may be made in any calendar quarter.
(b) A deferral election may be suspended (i.e.,
reduced to 0) at the option of the Participant by delivering a written notice to the Employer at least 30 days prior to the effective date of suspension and subject to the next paragraph. This suspension provision applies only if the Participant does not change his or her election in accordance with the provisions of Paragraph (a) concerning quarterly changes to the deferral election.
(c) In the event a Participant suspends deferrals
under Paragraph (b), he or she may, effective no less than 12 months after the effective date of the suspension, again elect to make deferrals by furnishing the Employer with a completed deferral authorization form requesting deductions to be made from his or her Earnings.
(d) A Participant who takes a leave of absence
exceeding 30 days is prohibited from deferring any Earnings during the period of his or her leave of absence or for a period of six months, whichever is longer.
(e) Participants who make hardship withdrawals are
subject to suspension and limitations on making further deferrals.
See Appendix B.
(f) A Participant who makes a withdrawal from his
Prior Plan Account which is attributable to regular contributions to the Prior Plan is prohibited from deferring any Earnings for 12 months from the date of withdrawal. A distribution is deemed attributable to additional contributions to the Prior Plan until such time as the Participant has withdrawn the aggregate amount of additional contributions to the Prior Plan. Thereafter, all distributions are deemed to be attributable to regular contributions.
3.3   	Employer Contributions
Each Year the Employer will make an Employer Contribution to the Plan for allocation to the Employer Contribution Account of each Participant who has made a deferral election described in Subsection 3.1. The amount of the Employer Contribution for each such Participant is equal to 50% of the Participant's Employee Contribution for the Year which is not in excess of 6% of his or her Earnings for that Year. In no event will any Employer Contribution under this subsection be made on behalf of a Participant while that Participant's deferrals are suspended pursuant to Subsection 3.2. In addition, should the plan be top-heavy, the Employer will make a minimum top-heavy contribution. See Appendix C.

3.4   	Payment of Contributions
(a) The Employer contributes Employee Contributions
to the Trust Fund no later than the earliest date by which the deferral can be segregated from the Employer's general assets, but in no event more than 90 days from the date on which the Participant's deferred Earnings would have been payable to him or her had the Participant not made a deferral election.
(b) The Employer makes all contributions other than
Employee Contributions to the Trust Fund no later than the last day (as extended) for the filing of the Employer's federal income tax return.
(c) The Committee will arrange to have all
contributions allocated to Participant Accounts as provided in
Section 4.
3.5   	Limitation on Contributions
Deferrals under Section 3.1 and Employer Contributions under
Section 3.3 are limited as provided under the nondiscrimination rules of Sections 401(k) and 401(m) of the Internal Revenue Code. See Appendix A.
Section 4.  	Accounts
4.1   	Participant Accounts
The Committee has established Participant Accounts for each Participant or Former Participant. It has established an Employee Contribution Account and Employer Contribution Account for each Participant or Former Participant who has made a deferral of Earnings. It has established a Prior Plan Account for each Participant or Former Participant in respect to whom a transfer was made to this Plan from the Prior Plan. It has established an Employer Stock Account for each Participant or Former Participant who has made an election to invest in Employer Stock and for each Participant or Former Participant in respect to whom a transfer was made to this Plan from the PAYSOP. The Committee will establish similar accounts for Beneficiaries and Alternate Payees with a segregated interest in the Plan.
4.2   	Investment of Contributions
(a) The Committee will establish at least three
investment Funds which provide Participants with a broad range of investment alternatives as described in Department of Labor Regulations 2550.404c-1(3). The Committee may establish additional Funds in its discretion.
(b) Employee Contribution Accounts and Prior Plan
Accounts may be invested in any of the Funds or may be divided among those Funds, as elected by the Participant, Former Participant, Beneficiary or Alternate Payee in accordance with rules adopted by the Committee. The election must be delivered to the Employer in writing. The Employer is the fiduciary designated to receive investment instructions as described in Department of Labor Regulations 2550.404c-l(b)(2)(A). If an individual has an Employee Contribution Account and a Prior Plan Account, a single election governs investment of both accounts. Under no circumstances may an Employee Contribution Account or a Prior Plan Account be invested in Employer Stock.
(c) Employer Contributions Accounts may be invested
entirely in Employer Stock or diversified among the Funds as provided in Paragraph (b) of this Subsection 4.2.
(d) The Employer Stock Account may be invested only
in Employer Stock.
(e) The Plan permits an individual to direct that
future contributions be invested in and existing Participant Accounts be transferred to or among investment Funds and, in the case of Paragraph (c), the Employer Stock Account, provided, however, that under no circumstances may an Employee Contribution Account or a Prior Plan Account be invested in the Employer Stock Account. The direction described in the preceding sentence must be in writing, delivered to the Employer and may be made in a manner prescribed by the Committee, but in any event, the Participant, Former Participant or Beneficiary will be able to change investments at least once in any three-month period. The written election must be for a specific percentage of the account balance or a flat dollar amount but may not be less than $1,000, unless the entire balance in the appropriate account is less than $1,000.
4.3   	Allocation to Accounts
(a) See Subsections 3.1 and 3.3 concerning
allocation of contributions to Employee Contribution Accounts and Employer Contribution Accounts.
(b) As of the last day of the Year and at such
additional times as the Committee determines, the Participant Accounts will be adjusted and valued to reflect gains or losses of the investments of the funds in which invested. The gains and losses of the investment Funds for the Year are allocated based on the relative Participant Account values of each of the Participant Accounts invested in that fund on the first day of that Year, provided that the Committee may, in its discretion, establish equitable rules to reflect contributions or withdrawals from Participant Accounts during the year. The gains and losses in Employer Stock are allocated to the Employer Stock Account holding that stock.
4.4   	Section 415 Limitation

(a) The Plan Year is the limitation year. During any
limitation year, no amount will be allocated to Participants' Accounts in excess of the limitations established by Section 415 of the Internal Revenue Code and Treasury Regulations issued under that section. That section and those regulations are incorporated in this Plan by reference, provided that in applying the limitations of Section 415(e), if the Plan is top-heavy as defined in Appendix C, then Paragraphs (2)(B) and (3)(B) of Section 415(e) will be applied by substituting "1.0" for "1.25.''
(b) In the case that the limitations in the
preceding paragraph are exceeded in respect to a Participant, the Plan will return to the Participant his or deferrals described in Subsection 3.1. Should that distribution fail to bring the allocations within the limitations contained in the previous paragraph, allocations to Participants' Accounts will be reduced to comply with this section. The reduction of allocations is held in an unallocated suspense account to be allocated and reallocated to the Accounts of all Participants in succeeding Plan Years in accordance with, and subject to, the limitations of the Plan and the provisions of applicable Treasury Regulations. No profits or losses will be allocated to the suspense account. Until all amounts in the suspense account can be allocated, the Employer will make no contributions to the Plan and amounts in the suspense account will be used to reduce Employer contributions and will not be distributed to Participants. Reduction in allocations under this Plan and in allocations or benefit accruals under any other plan maintained by any Employer in which the Participant participates will be made in the following order:
(i)	Reduction in allocation of Employer
Contributions;
(ii)	Reduction in benefit accruals under the
California Water Service Pension Plan;
(iii)	Reduction in allocations or benefits under any
other plan of an Employer of which the
Participant is a member.



4.5   	Statement of Accounts
Each Participant, Former Participant, Beneficiary or
Alternate Payee who has an account in the Plan will receive a statement showing the status of his or her Participant Accounts as required by ERISA.
4.6   	Vesting
All Participant Accounts are at all times 100% vested.
Section 5.  	Applying for Benefits
5.1   	Application for Benefits
An application for Plan benefits must be in writing. The application must be filed at the time and in the manner specified by the Committee. Where the application is made under Subsections
5.4 or 5.5 or 5.6 and requests withdrawal of less than the balance to the credit of the Participant or Former Participant in the Plan, the application must specify the Fund or Funds or Employer Stock Account from which the withdrawal is to be made. No more than one withdrawal under Subsections 5.4, 5.5 and/or 5.6 may be made in any 12-month period, except that a Participant who is required to make a withdrawal under Subsection 5.4 as a condition to making a withdrawal under Subsection 5.5 may make both such withdrawals simultaneously.
5.2   	Termination of Employment
A living Participant who terminates employment for any reason may apply for benefits under this Plan. Benefits on termination of employment will be in the form of a single sum of cash, except that if the Participant has whole shares of Employer Stock in his or her Employer Stock Account, those whole shares will be distributed in kind.


5.3   	Beneficiaries and Alternate Payees
A Beneficiary, Prior Participant or Alternate Payee may
withdraw all, but not less than all, of his or her interest in the Plan at any time. Distribution will be in the form of a single sum of cash, except that if the Beneficiary, Prior
Participant or Alternate Payee has whole shares of Employer Stock in his or her Employer Stock Account, those whole shares will be distributed in kind.
5.4   	Prior Plan Account
A Participant with a Prior Plan Account may at any time
apply to withdraw from that account an amount not in excess of the aggregate total contributions made on his or her behalf to the
Prior Plan less subsequent withdrawals.  A Former Participant with a Prior Plan Account may not withdraw from that account, except as provided in Subsection 5.3.
5.5   	Hardship Withdrawals
A Participant may make a hardship withdrawal as provided in
Appendix B.  A Former Participant, Beneficiary or Alternate Payee
may not make a hardship withdrawal.
5.6   	Disability Withdrawals
A Participant who is suffering from a Disability may make a
withdrawal from his or her Participant Accounts.
5.7   	Excess Deferrals
If, for any taxable year of a Participant, the Participant
defers an amount which is included in income because it is in excess of the limitation on exclusion for elective deferrals (as provided in Section 402(g) of the Internal Revenue Code), then the Participant may deliver to the Committee, not later than March 1 following the close of his or her taxable year, a written election to allocate for distribution all or a portion of that amount. The Committee may, at its discretion, cause to be distributed to the Participant the amount subject to the election, together with the earnings thereon.
Section 6.  	Benefits for Which No Application is Necessary
6.1   	Form of Distribution
All distributions made under this Section 6 will be in the
form of a single sum of cash, except that if the Participant or
Former Participant has whole shares of Employer Stock in his or her Employer Stock Account, those whole shares will be distributed in kind.
6.2   	Cash Out of Small Amounts
Where a Participant terminates employment and the balance in his or her Participant Accounts is not and never has exceeded
$3,500, the Plan will make a distribution to him or her as soon as possible after termination of employment of the balance in his Participant Accounts. Notwithstanding the foregoing, if the balance in the Participant Accounts of a Participant is or at any
time has been in excess of $3,500, no distribution will be made to him or her before Normal Retirement Date, unless the Participant requests distribution at an earlier time in writing.
6.3   	Mandatory Distribution at Normal Retirement Date
If, upon reaching Normal Retirement Date, a Former
Participant, Beneficiary or Alternate Payee has a balance in his or her Participant Accounts, the Plan will, as soon as possible, distribute that balance to him or her.
6.4   	Mandatory Distribution at Age 70-1/2
Notwithstanding any other provision of the Plan, if, upon
reaching age 70-1/2, a Participant has a balance in his or her Participant Accounts, the Plan will, no later than April 1 of the calendar year following the calendar year in which the Participant reaches age 70-1/2, distribute to the Participant the balance to the credit in his or her Participant Accounts. If further contributions are thereafter made on the Participant's behalf, the Plan will annually distribute to the Participant the contributions and earnings thereon.
6.5   	Death Benefits
		(a) If a Participant, Former Participant or Alternate Payee dies leaving a balance in his or her Participant Accounts, his or her Beneficiary will receive benefits upon written
application filed with the Committee.  The amount of such benefits is the unpaid balance of Participant Accounts. If no application for benefits is filed, the Committee will cause benefits to be paid on or before the last day of the Plan Year in which occurs the fifth anniversary of the death of the Participant, Former Participant or Alternate Payee. Notwithstanding the foregoing, if no application for benefits is filed and the Beneficiary is the former spouse of the Participant or Former Participant, the
Committee will cause benefits to be paid on the date specified in the preceding sentence or the date the Participant or Former Participant would have attained age 70-1/2, whichever is later.
		(b) If a Beneficiary dies leaving a balance in his or her Accounts, his or her estate will receive benefits as of the date of death. The amount of such benefits is the unpaid balance of Participant Accounts.
		(c) The Beneficiary of a Participant or Former Participant is the spouse of the Participant or Former
Participant, provided that the Participant or Former Participant may designate a Beneficiary other than his or her spouse in a writing filed with the Committee. No designation or change in designation is effective until received by the Committee, but, once it has been so received, it takes effect as of the date the notice was signed, subject to any payment made or other action taken before receipt. To be valid, the designation must be
consented to by the spouse unless the Participant or Former Participant establishes to the satisfaction of the Committee that:
(i) he or she has no spouse; (ii) his or her spouse cannot be located; or (iii) other circumstances exist under which no consent is required under applicable Treasury or Department of Labor Regulations. The required spousal consent must be in writing, must acknowledge its effect and be executed in the presence of a notary public who is not employed by the Employer. Any designation will be valid only with respect to the spouse who signs it. Any designation may be changed in writing and the revised designation requires spousal consent unless, in an earlier consent, the spouse relinquished the right to require consent to subsequent designations. An election may be revoked in writing without any spousal consent.
		(d) The Beneficiary of an Alternate Payee is the person designated in a writing file , d by the Alternate Payee with the Committee. If that person does not survive the Alternate Payee or no person has been designated, the Beneficiary is the Alternate Payee's estate.
6.6 Amounts Which Violate Special Anti-discrimination Rules
See Paragraph (a) of Section A-1 of Appendix A.
6.7 Excess Section 415 Allocations
See Paragraph (b) of Section 4.4.
Section 7. Statutory Distribution Rules
7.1 Internal Revenue Code Limitation on
Distributions.
(a) All distributions under this Plan will be made
in accordance with proposed Income Tax Regulations  1.401(a)(9)-l and following sections (including the minimum distribution
incidental benefit requirement of 1.401(a)(9)-2), and the final version of those regulations when they are issued.
(b) See Subsection 6.3 concerning mandatory
distributions at Normal Retirement Date for Former Participants, Alternate Payees and Beneficiaries and Subsection 6.4 concerning mandatory distributions at April 1st of the calendar year following the calendar year in which a Participant reaches age 70-
1/2.
(c) All distributions under the Plan are made in a
single sum. Therefore if a Participant dies after distribution of his or her interest in the Plan has begun, no distribution will be made to the Participant's Beneficiary.
(d) If a Participant dies before distribution of his
or her interest in the Plan begins, distributions to the
Participant's Beneficiary will be made in a single payment and will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.
7.2   	ERISA Distribution Limitations.
	Unless a Participant or Former Participant otherwise elects, benefits from the Plan will begin no later than the 60th day after the latest of the close of the Plan Zear in which occurs:
i)	the date on which he or she attends age
65, which is Normal Retirement Date,
ii)	the 10th anniversary of the year in which
he or she commenced participation in the
Plan, or
iii)	(iii) the Participant's termination of
service with any Employer.
Section 8.  	Plan Assets
8.1   	Trust Fund
California Water Service Company has established the Trust
Fund, which is held in two separate trusts, as described in
Subsection 8.2. Contributions under the Plan and all other assets of the Plan are held in the Trust Fund. In addition, up to and including December 31, 1993, the assets held under this Plan may be commingled for investment purposes only (and held in one trust fund and/or insurance company contract or contracts) with the assets of the Union Plan. Under these circumstances, separate records of Participant Accounts under each of the plans will be maintained by the respective administrative committees of each plan.  Effective January 1, 1994, the Union Plan is merged into this Plan.
8.2   	Separate Trusts
The assets of the Plan are held in two separate trusts which collectively are called the Trust Fund. Employer Stock is held in a trust of which Bank of America, N.T.&S.A. is the trustee.  The trust agreement of that trust is a part of the Plan and is incorporated herein by reference. All other assets of the Plan are held in the trust described in Subsection 8.3.
8.3   	Trust Provisions
(a)     This Subsection 8.3. contains the
provisions of the Plan concerning the trust which holds assets of the Plan other than Employer Stock and constitutes the trust agreement for that trust. The initial trustees of that trust are Harold Ulrich, Gerald Feeney and Harold Saunders and they will serve until they resign or are removed. The Board of Directors may remove and appoint trustees in its discretion. Any trustee may resign at any time upon at least 30 days' written notice to the
Board of Directors.
(b)     The trustees accept and will hold and
administer the assets of the Plan held in trust that are now or will in the future be delivered to them under the Plan.
(c)     The trustees invest all Plan assets not
subject to control by the trust holding Employer Stock or by an investment manager.
(d)     The trustees value the Plan assets
which they hold at fair market value as of the last day of each
Plan Year and at such other times as determined by the Committee.
The trustees may retain one or more experts to value assets which they hold and which are not publicly traded and the valuation of the trustees acting on the advice of an expert is binding on all parties having an interest in the trust.
(e)     The trustees, have no responsibility to
determine whether Plan assets are sufficient to meet the
liabilities under the Plan, and, absent a breach of their
fiduciary duty, are not liable for payments or Plan liabilities in excess of trust assets.
(f)     Payments from the trust are made by the
trustees for any purpose authorized under the Plan on receipt of directions from the Committee. Payments by the trustees are delivered or mailed to the address supplied by the Committee and the trustees' obligation to make those payments is satisfied on delivery or mailing. The trustees have no obligation to determine the identity of any person entitled to benefits or his or her mailing address.
(g)     If the trustees are employees of the
Employer, they are entitled to no compensation for their services.
A trustee or trustees not employed by the Employer is entitled to reasonable compensation for services in accordance with the written agreement between the trustee and the Employer.  Any trustee, whether or not employed by the Employer, is entitled to reimbursement of reasonable expenses incurred in the administration of the trust. A trustee's compensation and expenses are paid by the Employer and if the Employer fails to make payment are paid by the trust.
(h)     Except to the extent that these powers
are given to an investment manager, the trustees are authorized in their discretion as to Plan assets held in trust:
(A)	To invest and reinvest Plan assets,
together with earnings, in common stock (except Employer Stock), preferred stock, convertible preferred stock, shares of regulated investment companies (mutual funds), bonds, debentures, convertible debentures and bonds, mortgages, notes, time
certificates of deposit, commercial paper and other evidences of indebtedness (including those issued by the trustee or its affiliates, if it is a bank), other securities, annuity
contracts, options to buy or sell securities or other assets and property (personal, real, or mixed, and tangible or intangible);
(B)	To deposit or invest all or any part of
the assets of the Plan in savings accounts or certificates of deposit or other deposits which bear a reasonable interest rate in a bank or savings and loan association, including a trustee or its affiliates if it is a bank or savings or loan association, if such financial institution is supervised by the United States or a state;
(C)	To hold, manage, improve, repair and
control all property, real or personal, forming part of the Plan assets; to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of the trust, and otherwise dispose of the same from time to time in such manner, for such consideration, and upon such terms and conditions as the trustees determine;
(D)	To have, respecting securities, all the
rights, powers and privileges of an owner, including the power to give proxies, pay assessments and other sums deemed by the
trustees necessary for the protection of the trust; to vote any corporate stock either in person or by proxy, with or without power of substitution, for any purpose; to participate in voting trusts, pooling agreements, foreclosures, reorganizations, consolidations, mergers and liquidations, and in connection therewith to deposit securities with and transfer title to any protective or other committee under such terms as the trustees may deem advisable; to exercise or sell stock subscriptions or conversion rights;
(E)	To hold in cash, without liability for
interest, that portion of the trust which is reasonable under the circumstances, pending investments, or payment of expenses, or the distribution of benefits;
(F)	To take those actions as may be necessary
or desirable to protect the trust from loss due to the default on mortgages or deeds of trust held in the trust, including the appointment of agents or trustees in such jurisdictions as may seem desirable, to transfer property to agents or trustees, to grant to such agents such powers as are necessary or desirable to protect the trust or its assets, to direct such agent or trustee, or to delegate such power to direct, and to remove such agent or trustee;
(G)	To employ, with the prior written consent
of the Employer, such agents including custodians and counsel as may be necessary in the trustees' discretion and to pay them reasonable compensation; to settle, compromise or abandon all claims and demands in favor of or against the trust assets;
(H)	To invest in any common or collective
trust fund or pooled investment fund maintained by trustee, if it is a bank, in which case the instrument creating the fund is incorporated in this document by reference;
(I)	To cause title to property of the trust to
be issued, held or registered in the individual names of the trustees, in the name of its nominee(s) or agents in a securities depositary, in federal reserve book-entry or bearer form or in such form that title will pass by delivery;
(J)	To exercise all of the further rights,
powers, options and privileges granted, provided for, or-vested in trustees generally under the laws of the State of California, so that the powers conferred upon the trustees are not in
limitation of any authority conferred by law, but are in addition thereto; and
(K)	To do all other acts necessary or
desirable for the proper administration of the trust assets, as though the trustees were the absolute owners of those assets.
(a)     Upon resignation or removal, any
trustee has the right to a settlement of his, her or its account, which settlement may be made either by a judicial settlement in an action instituted by the trustee or by the Committee, or by an agreement of settlement between the trustee and the Committee.
8.4   	Prohibited Investments.
(a)     No investment will be made in any
security issued by the Employer, including Employer Stock (which is held in a separate trust). No investment will be made in any real property (or related personal property) which is leased to the Employer.
(b)     No investment will be made in any work
of art, any rug or antique, any metal or gem, any stamp or coin, any alcoholic beverage or any other tangible personal property designated by the Internal Revenue Service as "collectible" within the meaning of Section 408(m) of the Internal Revenue Code.
8.5   	Indicia of Ownership.
The indicia of ownership of all Plan assets will be maintained within the jurisdiction of the District Courts of the United States, except to the extent permitted by Department of Labor Regulations.


8.6   	Spendthrift Provision.
Benefits under the Plan may not be assigned or alienated. No portion of the Plan's assets may be subject to levy or execution, except a levy by the Internal Revenue Service. The provisions of this Subsection 8.6 apply to a domestic relations order, but not to a Qualified Domestic Relations Order.
8.7   	Return of Contributions
(a)     Except as provided in the Paragraphs
(b) and (c) of this Subsection 8.7, the assets of the Plan will never revert to the Employer, and are held for the exclusive purposes of providing benefits to Participants, Former Participants and their Beneficiaries, and for defraying the reasonable expenses of administering the Plan.
(b)     In the case of a contribution which is
made by virtue of a mistake of fact, the contribution may be returned to the Employer within one year after payment of the contribution.
(c)     Contributions to the Plan are
conditioned upon their deductibility under Section 404 of the Internal Revenue Code. To the extent the deduction for contributions is disallowed, contributions must be returned to the Employer within one year after the disallowance of the deduction.
(d)     The amount which is returned to the
Employer under Paragraph (b) or (c) is the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to the excess contribution may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned.
(e)     Notwithstanding the foregoing, in the
case of any amounts to be returned under Paragraph (b) or (c), refunded contributions from the Participant's Employee Contribution Account and earnings thereon will be paid by the Employer to the Participant, less appropriate withholding for Federal and State taxes.
8.8   	Rollovers
(a)     Effective January 1, 1993, a
Participant, Former Participant, Alternate Payee or Beneficiary may direct the Committee in writing to make a direct transfer of any distribution eligible for tax-free rollover under Section 402(c) of the Internal Revenue Code to (i) a defined contribution plan qualified under Section 401(a) of the Internal Revenue Code which will accept the rollover, (ii) an individual retirement account described in Section 408(a) of the Internal Revenue Code or (iii) an individual retirement annuity described in Section 408(b) of the Internal Revenue Code. The Committee will make a direct transfer described in clause (i) of .the preceding sentence if the Participant, Former Participant, Alternate Payee or Beneficiary provides evidence satisfactory to the Committee that the plan is qualified under Section 401(a) and that it is willing to accept the transfer. The Committee will make a direct transfer described in clause (ii) or (iii) of the preceding sentence if the Participant, Former Participant, Alternate Payee or Beneficiary provides evidence satisfactory to the Committee that the individual retirement arrangement is an individual retirement account as described in Section 408(a) of the Internal Revenue Code or is an individual retirement annuity as described in
Section 408(b) of the Internal Revenue Code, whichever is
applicable.
(b)     The Committee may, in its discretion,
cause the Trust Fund to accept rollover contributions (as described in Section 402(c) of the Internal Revenue Code) to the Plan from a Participant or in a direct rollover in respect to the Participant from (i) another plan qualified under Section 401(a) of the Internal Revenue Code, or (ii) from a conduit individual retirement account described in Section 408(a) of the Internal Revenue Code. The Committee may require such documentation as, in its discretion, it deems appropriate to establish that the rollover is described in Section 402(c) of the Internal Revenue Code. No rollover will be accepted from or in respect to a Former Participant, Beneficiary or Alternate Payee.
8.9   	Transfers on Change of Employee Classification

	This Subsection applies up to and including December 31, 1993. The Participant Account of a person whose employee classification changes from that of an Employee eligible to participate in the Plan to that of an employee whose terms and conditions of employment with the Employer become governed by or set forth in a collective bargaining agreement, will be transferred to the trust of the Union Plan by the trustees of this Plan as soon as administratively feasible. The Trust Fund is authorized to accept the transfer of the account balance of a person who becomes an Employee participating hereunder as a result of an employee classification change from the trustees of the Union Plan.
Section 9.  	Plan Administration
9.1   	Committee Administers Plan
(a)     The Plan is administered -by a
committee which is the Plan's named fiduciary, as provided in ERISA. The name of the committee up to and including December 31, 1993 is the Salaried Savings Plan Committee. The Salaried Savings Plan Committee is also referred to, up to and including December 31, 1993 as the "Committee.'' The Union Plan is administered, up to and including December 31, 1993 by the Union Savings Plan Committee. Effective January 1, 1994, the Salaried Savings Plan Committee and the Union Savings Plan Committee constitute the Savings Plan Committee which administers this Plan and is a named fiduciary. Effective January 1, 1994, the Savings Plan Committee is also referred to as the "Committee."
(b)     Up to and including December 31, 1993,
the Salaried Savings Plan Committee consists of three members appointed by the Board of Directors. The Board of Directors may remove those members at its discretion. Effective January 1, 1994, the Savings Plan Committee consists of the Savings Plan Salaried Sub-committee of three members appointed by the Board of Directors and of the Savings Plan Union Sub-committee consisting of two members appointed by the Board of Directors and of two members appointed by the Utility Workers of America. The Board of Directors may remove those members of the Committee appointed by it at its discretion. The Utility Workers of America may remove those members of the Committee appointed by it at its discretion.
(c)     This paragraph is effective January 1,
1994. Th-, Savings Plan Union Sub-committee decides all matters involving Participant or Former Participant whose terms and conditions of employment are or were governed by or set forth in a collective bargaining agreement and his or her Beneficiary or Alternate Payee. The Savings Plan Salaried Sub-committee decides all matters involving a Participant or Former Participant whose terms and conditions of employment are not or were not governed by or set forth in a collective bargaining agreement and his or her Beneficiary or Alternate Payee. If a Participant of Former Participant was, at various times, both a salaried Employee and an Employee who was a member of a Union, his or her status at the time closest to the time of Committee action governs. The Committee as a whole, consisting of both sub-committees, decides all matters not involving a specific individual, for example the establishment of Plan Rules or investment Funds.
(d)     The Committee, and each sub-committee,
acts by a majority of its members, unless it has less than three members, in which case it acts unanimously. The Committee and each sub-committee, may act by meeting, unanimous written consent, phone meeting or unanimous consent by facsimile or wire. Each member of the Committee or a sub-committee has one vote.
(e)     No member of the Committee may vote on
any question affecting his or her specific individual benefit under the Plan. If, for this or any other reason, there are no members eligible to act, the functions of the Committee may be exercised by the Board of Directors.
(f)     The expenses of the members of the
Committee for attending Committee meetings are borne by the Employer. The Committee members receive no compensation for attending meetings or other work performed as Committee members.
9.2   	Duties and Powers of the Committee
The Committee has full power to administer the Plan and to construe and apply all of its provisions. The Plan affords the Committee complete discretion in its actions. In amplification of its powers and duties, but not by way of limitation, the
Committee:
(a)	Is responsible for the compilation and
maintenance of all records necessary for the Plan except those records maintained by the trustees of the Trust Fund or Employer;

(b)	Authorizes the payment of all benefits as they
become payable under the Plan, and directs the trustees of the Trust Fund to provide those benefits;

(c)	Makes rules and regulations for the
administration of the Plan not inconsistent with the Plan;

(d)	Engages such legal, actuarial, accounting and
other professional services as it may deem proper, unless those services have been provided for at the request of the Employer;

(e)	Appoints in its discretion, an investment
manager or managers (as that term is defined in Section
3(38) of ERISA), in accordance with Section 402(c)(3) of ERISA to manage, acquire or dispose of the assets of the Plan;

(f)	Does and performs such other matters as may be
provided for in other parts of this Plan.


9.3   	Reliance on Experts
	The members of the Committee, the Employer and its officers and directors are entitled to rely conclusively upon all tables, valuations, certificates and reports furnished by any actuary or accountant employed by the Employer or Committee and upon all opinions of counsel or other experts and they and each of them are to be fully protected as to any action taken by them in good faith in reliance upon any such tables, valuations, certificates, reports or opinions.
9.4   	Plan Expenses
	The Employer will pay the reasonable costs of administering the Plan, including fees, if any, of the trustees or any investment manager appointed by the Committee.
9.5   	Procedure for Domestic Relations Orders.
(a)     Any Participant, Former Participant,
Beneficiary, Alternate Payee or person claiming to be an Alternate Payee may file a writing with the Committee designating counsel to act on his or her behalf. The Committee will deal directly with designated counsel and provide the designated counsel with copies of all writings furnished to the Participant, Former Participant, Beneficiary, Alternate Payee or person claiming to be an Alternate Payee.
(b)     The Plan encourages parties to domestic
relations cases and their attorneys to resolve issues involving rights under the Plan without recourse to litigation. To the extent that the parties to a domestic relations case and any Alternate Payee under a previous Qualified Domestic Relations
Order agree to a proposed order and the Committee or its counsel determines that the order, when entered, will be a Qualified Domestic Relations Order, then the procedures described in this Subsection 9.5 will not be used. If the parties do not agree or the Committee or its counsel does not determine that the order, when entered, will be a Qualified Domestic Relations Order, then the remaining procedures of this Subsection 9.5 will apply.
(c)     Upon receipt of any domestic relations
order by the trustees of the Trust Fund or agent for service of process, the recipient will promptly notify the Committee in writing. Upon receipt of any domestic relations order by the Committee, or receipt of written notification pursuant to the preceding sentence, the Committee will promptly give written notification to the Participant in respect to whom the domestic relations order is received and any Alternate Payee named in any earlier Qualified Domestic Relations Order received by the Committee. The notification will describe the procedures of this Subsection 9.5 for determining the qualified status of domestic relations orders and of the right of an Alternate Payee to designate a representative for receipt of copies of notices that are sent to the Alternate Payee with respect to domestic relations orders. All recipients of the written notification and their counsel are, within 14 days of receipt of the notice from the Committee, entitled to file written comments with the Committee concerning the qualified status of the domestic relations order.
(d)     The Committee will, within 60 days of
receipt of the domestic relations order, either (i) make a written determination as to whether the domestic relations order in question is a Qualified Domestic Relations order, or (ii) submit the issue to a court of competent jurisdiction for its decision. The Committee will give prompt written notification to the Participant in respect to whom the domestic relations order is received and to any Alternate Payee named in any earlier Qualified Domestic Relations Order received by the Committee of its determination as to whether the domestic relations order in question is a Qualified Domestic Relations Order or of the name and address of the court to which the issue has been submitted for decision.
(e)     During any period in which the issue of
whether a domestic relations order is a Qualified Domestic Relations order is being determined (by the Committee, by a court of competent jurisdiction or otherwise), the Committee will separately account for the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order.
(f)     If within 18 months, the order (or
modification thereof) is determined to be a Qualified Domestic Relations Order, the Committee will pay or credit the amounts separately accounted for to the person or persons entitled thereto. If within 18 months it is determined that the order is not a Qualified Domestic Relations Order, or the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, then the Committee will pay or credit the amounts separately accounted for (and any interest or earnings thereon) to the person or persons who would have been entitled to such amounts if there had been no order or, if the Committee has notice that either party to the domestic relations proceedings is attempting to rectify the order, it may delay payment of benefits until the end of such 18-month period. Any determination that an order is a Qualified Domestic Relations Order which is made after the close of the 18-month period, will be applied prospectively only. As used in this Subsection 9.5, the 18-month period begins on the date on which the first payment would be required to be made under the domestic relations order.
9.6   	Claims Procedure
(a)     Claims for benefits under the Plan must
be submitted in writing to the Committee. The Committee will act on the claim within 90 days of receipt, unless special circumstances require an extension of time, in which case the Committee will notify the claimant in writing that those circumstances exist and act on the claim within 180 days of receipt. If a claim for benefits is denied, in whole or in part, the Committee will furnish the claimant with a written notice of denial which (i) specifies the reasons for the denial, (ii) refers to the pertinent provisions of the Plan on which the denial is based, (iii) describes any additional material or information necessary for the perfection of the claim and explains why such material or information is necessary and (iv) explains the claim review procedures of Paragraph (b) of this Subsection 9-6.
(b)     The claimant may, within 60 days of
receipt of the notice of denial described in the preceding paragraph, make a written request for review of that denial. The written request must be in writing filed with the Committee. On receipt of a written request for review, the Committee will permit the claimant to review any documents in its possession or in the possession of the Employer which are reasonably pertinent to the claim. The claimant may submit to the Committee written comments on the denial of his or her claim for benefits. The Committee will act on the request for review within 60 days of receipt, unless special circumstances require an extension of time, in which case the Committee will notify the claimant in writing that those circumstances exist and act on the request for review within 120 days of receipt. If the request for review is denied, in whole or in part, the Committee will furnish the claimant with a written notice of denial which (i) specifies the reasons for the denial, (ii) refers to the pertinent provisions of the Plan on which the denial is based, (iii) describes any additional material or information necessary for the perfection of the claim and ,explains why such material or information is necessary.


9.7   	Service of Process.
Harold C. Ulrich and Christine McFarlane are designated as agents of the Plan for the service of legal process.

Section 10.  	Changes to the Plan
10.1   	Amendments
The Plan may be amended in writing by any corporate officer
of California Water Service Company to comply with the requirements of ERISA and/or the Internal Revenue Code. The Plan may be amended in writing for any other purpose by any two corporate officers of California Water Service Company. No amendment will permit any Plan assets to be used for or diverted to purposes other than for the exclusive benefit of Participants, Former Participants, Beneficiaries and Alternate Payees under the Plan, except as permitted by ERISA and the Internal Revenue Code. No amendment may decrease an accrued benefit, eliminate or reduce an early retirement benefit or a retirement-type subsidy, or eliminate an optional form of benefit,
10.2   	Merger, Consolidation or Transfer
In the event of any merger or consolidation with, or
transfer of assets or liabilities to, any other plan, each Participant or Former Participant will be entitled to receive a benefit if the Plan were to terminate immediately after the merger, consolidation, or transfer, which is not less than the benefit he or she would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation, or transfer.
10.3   	Termination
The Plan is adopted with the intent of maintaining it
permanently. Nevertheless, the Employer reserves the right to terminate the Plan (totally or partially) at any time and to discontinue or reduce contributions. In the event of a complete or partial termination or the permanent discontinuance of contributions, the interest of each affected Participant, Former Participant and Beneficiary remains fully vested. Plan termination, reduction or discontinuance of contributions is accomplished by the -preparation of an amendment in writing. The amendment is executed as described in Section 10.1 and the signed amendment is filed with the Plan Records. Parties are notified in writing as required by ERISA.
Section 11.  	General Provisions
11.1   	Liability of Employer and Employment.
Neither the creation or maintenance of this Plan nor any
amendment to it may be construed as giving any right to any Employee, Participant, Former Participant, Beneficiary or Alternate Payee against the Employer, its officers or employees, or against the trustees of the Trust Fund except as provided herein and by ERISA, and all liabilities under this Plan must be satisfied out of the Trust Fund. Participation in the Plan does not give any Participant any right to be retained in the employ of the Employer.
11.2   	Employer Records.
The records of the Employer with respect to age, service, employment history, compensation, absence, illnesses, and all other relevant matters are conclusive for purposes of the administration of this Plan.



SIGNATURE PAGE

IN WITNESS WHEREOF, the Employer has caused these presents to be duly executed on the 23rd day of May 1994.
CALIFORNIA WATER SERVICE COMPANY


/s/ Harold C. Ulrich
By Harold C. Ulrich
Its V.P., C.F.O., Treasurer






Appendix A
to
California Water Service Company
Savings Plan and Trust Agreement
(1994 Revision)

Special Anti-discrimination Rules
for
Cash and Deferred Elections and Matching Contributions

Section A-1	Adjustments to Meet Limits on Cash or Deferred
Elections

(a) The provisions of this section apply
notwithstanding any contrary provision of this Plan. If, for any Plan Year, the aggregate amount of Earnings which is paid over to the Trust Fund pursuant to the cash or deferred election of a Participant exceeds either Limit A or Limit B of Section A-2 below, then within 2-1/2 months after the last day of that Plan Year the excess contributions and any income attributable thereto will be distributed as provided in the following paragraphs. In addition, Employer Contributions made in respect to excess contributions which are returned are forfeited and will be used to reduce further Employer Contributions to the Plan.
(b) The cash or deferred election of the
Highly Compensated Participants will be reduced in order of their percentage elections (or dollar amount elections, if applicable) beginning with those with the highest elections. For example, if the applicable limit is 7.5% of compensation and Highly-Compensated Participants A, B and C have elected to defer 10%, 8% and 6% respectively, the reduction would be as follows: A's election is first reduced to 8%, the same percentage election as B who is the Highly-Compensated Participant next in order. Since the applicable limit is still exceeded, A's election is further reduced to 7.5%, as is the election of B. At this point, the applicable limit is met.
(c) An amount equal to the excess of the
Earnings deferred under the initial election over the Earnings deferred under the reduced election, together with the income earned by the Plan thereon, will be returned to each Highly-Compensated Participant whose election is reduced. In the example in the preceding paragraph, A's election is reduced 2.5% (from 10% to 7.5%) and B's election is reduced .5% (from 8% to 7.50-0. Therefore, an amount equal to 2.5% of A's Earnings and .5% of B's Earnings is distributed, together with the income on the amounts distributed. The income on excess contributions for the Plan Year is that portion of the income of the Participant's Employee Contribution Account for the Plan Year in question multiplied by a fraction the numerator of which is the excess Earnings deferred and the denominator of which is the total balance in the Participant's Employee Contribution Account. The income on excess contributions for the period between the end of the Plan Year in which an excess contribution was made and the date of return is equal to 10% of the income for that Plan Year (as calculated under the preceding sentence) multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of determining the number of calendar months that have elapsed, a distribution occurring on or before the 15th day of the month will be treated as having been made on the last day of the preceding month and a distribution occurring after such 15th day will be treated as having been made on the first day of the next month.
(d) In determining the excess deferrals of
a highly Highly-Compensated Participant who is either a 5% owner or one of the ten most Highly-Compensated Participants and is thereby subject to the family aggregation rules of Section 414(q)(6) of the Internal Revenue Code,
(i) if the Highly-Compensated Participant's ADP
is determined by combining the contributions and
compensation of all family members, then the ADP is
reduced to the extent required to (I) enable the Plan
to satisfy Limit A or B, or (II) cause such Highly-
Compensated Participant's ADP to equal the ratio of
the Highly-Compensated Participant with the next
highest ADP. This process is repeated until the Plan
satisfies Limit A or B; or
(ii) if the ADP determined by combining the
contributions and compensation of all eligible family
members who are highly compensated without regard to
family aggregation, the ADP is reduced in accordance
with clause (i), but not below the ADP of eligible
non-highly compensated family members; excess
deferrals are determined by taking into account the
contributions of the eligible family members who are
highly compensated without regard to family
aggregation and are allocated among such family
members in proportion to their deferrals; if further
reduction of the ADP is required, excess deferrals
resulting from this reduction are determined by taking
into account the deferrals of all eligible family
members and are allocated among such family members in
proportion to their deferrals; and
(iii) The amount of excess deferrals to be
distributed will be reduced by excess deferrals
previously distributed for the Participant's taxable
year ending in the same Plan Year and excess deferrals
to be distributed for the Plan Year beginning in the
Participant's taxable year; and
(iv) For the purposes of the foregoing, a family
member is the spouse and lineal ascendants and
descendants (and spouses of such ascendants and
descendants) of any Employee or former Employee,
taking legal adoptions into account.
Section A-2	Limits on Cash or Deferred Elections

Section 401(k)(3) of the Internal Revenue Code and the regulations thereunder are incorporated in this Plan by reference. The limitation contained in Section 401(k)(3)(A)(ii)(I) is referred to in this Plan as Limit A and that contained in Section
401(k)(3)(A)(ii)(II) is referred to as Limit B. For purposes of calculating Limit A or B, the following rules apply:
(i) The ADP of all eligible Employees will be taken into account.
(ii) An eligible Employee is any Employee who is directly or indirectly eligible to make a cash or deferred election under the Plan and includes an Employee who would be a Participant but for the failure to make such an election, an Employee whose right to make such an election has been suspended because of an election (other than certain one-time elections) not to participate, because of receipt of a distribution or because his or her compensation is below a stated amount.
(iii) A cash or deferred election under
the Plan will be taken into account in
calculating the ADP for a Plan Year only if it is allocated to the Participant's Employee
Contribution Account as of a date within the Plan Year and only if the allocation is not contingent on participation in the Plan or performance of services after the date of allocation and is actually paid to the Trust
Fund no later than 12 months after the end of the Plan Year to which the election relates.
(iv) In the case of an Employee who is
eligible to participate in the Plan and who makes no cash or deferred election under the Plan, the contribution ratio that is to be included in the ADP is zero.
(v) All cash or deferred elections which are made under two or more plans that are aggregated for purposes of Sections 401(a)(4) and 410(b) (other than Section 410(b)(2)(A)(ii)) of the Internal Revenue Code are to be treated as made under a single plan and if two or more plans are permissively aggregated for purposes of Section 401(k) of the Internal Revenue Code, the aggregated plans must satisfy Sections
401(a)(4) and 410(b) of the Internal Revenue
Code as though they were a single plan.
(vi) In the case of a highly Highly-
Compensated Participant who is either a 5% owner or one of the ten most Highly-Compensated
Participants and is thereby subject to the family aggregation rules of Section 414(q)(6) of the Internal Revenue Code, the ADP for the family group (which is treated as one Highly-
Compensated Participant) is the greater of (a) the ADP determined by combining the contributions and compensation of all eligible family members who are highly compensated without regard to family aggregation or (b) the ADP determined by combining the contributions and compensation of all eligible family members.
Except to the extent taken into account in the preceding sentence, the contributions and compensation of all family members are disregarded in determining the ADPs for the groups of Highly-Compensated Participants and those who are not Highly-Compensated
Participants.

Section A-3	Adjustment to Meet Limits on Employer Matching
Contributions

(a)     The provisions of this section apply
notwithstanding any contrary provision of this Plan. If, for any Plan Year, the aggregate amount of Employer Contributions which is paid over to the Trust Fund for any Participant exceeds either Limit C or Limit D of Section A-4 below, then within 2-1/2 months after the last day of that Plan Year, the excess contributions and any income attributable thereto will be distributed as provided in the following paragraphs.
(b)     The adjustment made under this Section
A-3 will be made following the adjustments, if any, made under Section A-1. The adjustment of the aggregate amount of Employer matching contributions of the Highly-Compensated Participants will be made in a manner similar to the reduction of cash or deferred elections under Section A-1.
(c)     An amount equal to the excess Employer
Contributions, together with the earnings thereon, will be returned to each Highly-Compensated Participant in respect of whom an adjustment is made under this Section A-3. The earnings on excess Employer Contributions for the Plan Year is that portion of the income of the Participant's Employer Contribution Account for the Plan Year in question multiplied by a fraction the numerator of which is the excess Employer Contributions and the denominator of which is the total balance in the Participant's Employer Contribution Account. The earnings on excess contributions for the period between the end of the Plan Year in which an excess contribution was made and the date of return is equal to 10% of the income for that Plan Year (as calculated under the preceding sentence) multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of determining the number of calendar months that have elapsed, a distribution occurring on or before the 15th day of the month will be treated as having been made on the last day of the preceding month and a distribution occurring after such 15th day will be treated as having been made on the first day of the next month.
(d)     In determining excess Employer
Contributions of a Highly-Compensated Participant who is either a 5% owner or one of the ten most Highly-Compensated Participants and is thereby subject to the family aggregation rules of Section 414(q)(6) of the Internal Revenue Code,
(i) if the Highly-Compensated Participant's ACP is determined by combining the contributions and compensation of all family members, then the ACP is reduced to the extent required to (I) enable the Plan to satisfy Limit C or D, or (II) cause such Highly-
Compensated Participant's ACP to equal the ratio of the Highly-Compensated Participant with the next highest ACP. This process is repeated until the Plan satisfies Limit C or D; or
(ii) if the ACP determined by combining the contributions and compensation of all eligible family members who are highly compensated without regard to family aggregation, the ACP is reduced in accordance with clause (i), but not below the ACP of eligible non highly compensated family members; excess aggregate contributions are determined by taking into account the contributions of the eligible family members who are highly compensated without regard to family aggregation and are allocated among such family members in proportion to their contributions; if further reduction of the ACP is required, excess aggregate contributions resulting from this reduction are determined by taking into account the contributions of all eligible family members and are allocated among such family members in proportion to their contributions; and
(iii) For the purposes of the foregoing, a family member is the spouse and lineal ascendants and descendants (and spouses of such ascendants and descendants) of any Employee or former Employee, taking legal adoptions into account.

Section A-4.1	Limits on Employer Matching Contributions

Section 401(m)(2) of the Internal Revenue Code and the
regulations thereunder are incorporated in this Plan by reference. The limitation contained in Section 401(m)(2)(A)(i) is referred to in this Plan as Limit C and that contained in Section 401(m)(2)(A)(ii) is referred to as Limit D. For purposes of calculating Limit C or D, the following rules apply:
(i)  The ACP of all eligible Employees will be
taken into account,
(ii)  An eligible Employee is any Employee who
is directly or indirectly eligible to receive an
Employer Contribution and includes an Employee who
would be a Participant or would receive an Employer
Contribution but for the failure to make a cash or
deferred election, an Employee whose right to make a
cash or deferred election has been suspended because
of an election (other than certain one-time elections)
not to participate because of receipt of a
distribution or because his or her compensation is
below a stated amount.
(iii)  In the case of an Employee who is
eligible to participate in the Plan and who makes or
receives no Employer Contribution, the contribution
ratio that is to be included in the ACP is zero.
(iv)  An Employer Contribution is taken into
account for a Plan ~(ear only if it is M made on
account of the Participant's cash or deferred election
for the Plan Year, II) allocated to the Participant's
Employer Contribution Account during that Plan Year
and (III) paid to the Trust Fund by the end of the
12th month following the close of the Plan Year.
(v)  All Employer Contributions that are made
under two or more plans that are aggregated for
purposes of Sections 401(a)(4) and 410(b) (other than
Section 410(b)(2)(A)) of the Internal Revenue Code are
to be treated as made under a single plan and if two
or more plans are permissively aggregated for purposes
of Section 401(m) of the Internal Revenue Code, the
aggregated plans must satisfy Sections 401(a)(4) and
410(b) of the Internal Revenue Code as though they
were a single plan,
(vi)  In the case of a highly Highly-Compensated
Participant who is either a 5% owner or one of the ten
most Highly-Compensated Participants and is thereby
subject to the family aggregation rules of Section
414(q)(6) of the Internal Revenue Code, the ACP for
the family group (which is treated as one Highly-
Compensated Participant) is the greater of (a) the ACP
determined by combining the contributions and
compensation of all eligible family members who are
highly compensated without regard to family
aggregation or (b) the ACP determined by combining the contributions and compensation of all eligible family members. Except to the extent taken into account in
the preceding sentence, the contributions and
compensation of all family members are disregarded in
determining the actual contribution percentages for
the groups of Highly-Compensated Participants and
those who are not Highly Compensated Participants.
Section A-5	Multiple Use Limitations
For purposes of Section A-4, the provisions of Income Tax Regulations Section.401(m)-2 are incorporated herein by reference. Section A-6 Definitions
For purposes of this Appendix A, the following words have the meanings set next to them:
(a)     ACP means actual contribution
percentage as defined in Section 401(m)(3) of the Internal Revenue
Code.
(b)     ADP means actual deferral percentage as
defined in Section 401(k)(3)(B) of the Internal Revenue Code.
(c)     Highly-Compensated Participant means
any Participant who performs service during the Plan Year for which the determination is being made and who is:
 (i) an employee who is a 5% owner, as defined in
Section 416(i)(1)(iii) of the Internal Revenue Code, at any time during that or the preceding Plan Year; or
 (ii) an employee who receives compensation,, (which for all purposes of this Appendix is as defined in Section 415(c)(3) of the Internal Revenue Code, i.e., compensation received by the employee from the Employer during the applicable period and also includes, for each employee, elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity) in excess of $75,000 (adjusted as provided in Treasury
Regulations issued under Section 415(d) of the Internal Revenue Code) during the preceding Plan Year;
or
 (iii) an employee who receives compensation in excess of $50,000 (adjusted as provided in Treasury
Regulations issued under Section 415(d) of the Internal Revenue Code) during the preceding Plan Year and is a member of the top-paid group for the preceding Plan Year (which consists of the top 20% of employees ranked on the basis of compensation received during the Plan Year) and excluding employees who have not completed six months of service, those who normally work less than 17-1/2 hours per week, those normally working not more than six months during any year, those who have not attained age 21, those employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer (which for all purposes of this Appendix A includes all entities aggregated with the Employer under Subsections (b),
(c), (m) or (o) of Section 414 of the Internal Revenue
Code), which agreement satisfies Section 7701(a)(46) and the Treasury Regulations thereunder, and nonresident aliens who have received no earned income
(within the meaning of Section 911(d)(2) of the Internal Revenue Code) from the Employer which constitutes income from sources within the United
States (within the meaning of Section 861(a)(3) of the Internal Revenue Code); or
 (iv) an employee who is an officer (but not more than 50 employees (or, if less, the greater of three employees or 10%, of all employees) of the Employer, within the meaning of Section 416(i) of the Internal
Revenue Code, during the preceding Plan Year and who receives compensation in the preceding Plan Year greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Internal Revenue
Code for the preceding Plan Year (or if no officer has compensation greater than that amount, the highest paid officer); or
 (v) an employee who is both (I) described in clauses (ii), (iii) or (iv) above when those clauses are modified to substitute the Plan Year for which the determination is being made for the preceding Plan
Year and (II) one of the 100 employees who receive the most compensation from the Employer during the Plan
Year for which the determination is being made; or
 (vi) a former employee who, in the Plan Year he separated from service or in any Plan Year ending on or after his or her 55th birthday, was rendering service to the Employer and was a Highly-Compensated
Participant as defined in this Section A-6.
(d)     Non-Highly-Compensated Participant
means any Participant other than a Highly-Compensated Participant


Appendix B
to
California Water Service Company Savings Plan and Trust Agreement
(1994 Revision)

Hardship Withdrawals

1.	Introduction.  To assist you as a Participant in
meeting immediate and heavy financial needs, the Plan allows withdrawals from your Participant Accounts (except earnings in your Employee Contribution Account) because of hardship. This Appendix describes who qualifies for hardship withdrawals and how to apply for them. No hardship distributions are made to Former Participants, Beneficiaries or Alternate Payees.
2.	You Must Have an Immediate and Heavy Financial Need.
You have an immediate and heavy financial need only if you require money for any of the following reasons:

  Funeral expenses for a member of your family; or

  Medical expenses which you, your husband or wife or dependent incurs. A medical expense is the kind of expense for which you can take a deduction on your federal income tax return under Section 213(d) of the Internal Revenue Code and a dependent is someone for whom you are authorized to take a dependency exemption on your federal income tax return in accordance with
Section 152 of the Internal Revenue Code; or

  A downpayment when purchasing your principal 1 residence (but not mortgage payments or a downpayment on a second or vacation home); or

  Payment of tuition for the next 12 months at a college, trade, graduate or professional school which you, your husband or wife, child or dependent attends after high school (but not tuition at a private secondary school); or

  A payment which is necessary to avoid eviction from your principal residence or to avoid foreclosure on the mortgage or deed of trust on your principal residence.

3.	The Hardship Withdrawal Must Be Necessary to Satisfy
Your Financial Need After You Have Used Up Your Other Resources. Before making a hardship withdrawal, you must have used all of your other financial resources which are reasonably available to you. The amount available for a hardship withdrawal is the amount you require to meet your immediate and heavy financial need plus an amount necessary to pay federal and state income tax on the distribution less any amounts available from other financial resources, including the financial resources of your husband or wife and your minor children to the extent that they are reasonably available. For example, you must first use a vacation home which is owned by you and your husband or wife as a source of funds, although you need not use funds held for your children in an irrevocable trust or under the Uniform Gifts to Minors Act. You must show that you cannot meet your immediate and heavy financial needs from any of the following sources:
  Reimbursement for your financial need or compensation from insurance or other sources (for example if you incur medical expenses from an auto accident you must show that payment of those expenses is not available from insurance or from another party who is at fault);
and

  Reasonable sale of your assets (and those of your husband or wife or minor children), but only if the sale itself would not cause an immediate and heavy financial need (for example, you are not required to sell your home at a substantial loss in a falling real estate market to meet your financial need and you are not required to sell it if you then had to rent living accommodations at a rental which would cause you immediate and heavy financial need); and

  Borrowing from a commercial source, such as a bank, savings and loan, credit union or loan company under commercially reasonable terms (unless it is clear that you cannot repay the loan); and

  Stopping your before-tax (deferrals) contributions to this Plan; and

  Taking distributions, whether or not they are taxable, which are available under this or any other plan in which you, your husband or wife or minor child participate; and

  Taking a nontaxable loan available under any other plan in which you, your husband or wife or minor child participate.

 	4.	You Must Have a Sufficient Amount Available for
Distribution. You must have a sufficient amount in the Plan which is available for distribution. If there is not a sufficient amount, you do not qualify for a hardship withdrawal. Here are rules to determine whether your interest in the Plan is sufficient for a hardship withdrawal:

  You cannot obtain a distribution in excess of your interest in the Plan;

  You cannot obtain a distribution of any portion of your interest in the Plan which is subject to a Qualified Domestic Relations Order;

  You cannot withdraw from your Employee Contribution
Account an amount in excess of the amount contributed and not previously distributed -- in other words, you generally cannot make a hardship withdrawal from earnings on your before-tax contributions (deferrals).

5.	How to Apply for a Hardship Withdrawal.  Before making
an application for a hardship withdrawal, carefully read this Appendix. If you have any questions, such as the amount of your interest in the Plan which is available for a hardship withdrawal, you may call the Human Resources Department. If you believe that you qualify for a hardship withdrawal and have attempted to obtain funds from other sources as described above in paragraph 3, you may file a written application with the Committee. In your application, explain in your own words what your immediate and heavy financial need is, the amount of money required to meet that need and explain how you have attempted to obtain the funds from other sources (including each of those listed in paragraph 3) and have been unable to do so. If you are married, your husband or wife must consent to the hardship withdrawal on a form which you may obtain from the Human Resources Department and your husband or wife's signature must be witnessed by a notary public not employed by the Employer. When the Committee has received all necessary information, it will consider your application in an objective and nondiscriminatory manner under the rules of this Appendix, the Plan and applicable law and regulations. You will then be notified whether you qualify for a hardship distribution and the amount of that distribution. The Committee's decision is final.
6.	Making a Hardship Withdrawal Will Affect Your
Participation in the Plan. If you make a hardship withdrawal, you will be suspended from making before-tax (compensation deferral) contributions to the Plan for 12 months after you receive the withdrawal. The Plan provides that your before-tax contributions for each of your taxable years (normally the calendar year) are limited to $7,000, or a higher amount permitted by regulations issued by the Internal Revenue Service. For your taxable year following the year you receive a hardship withdrawal, the $7,000 (or higher) limit for contributions to the Plan is further reduced by the amount of your before-tax contributions during the year you made the hardship withdrawal



Appendix C
to
California Water Service Company Savings Plan and Trust Agreement
(1994 Revision)

Top-Heavy Provisions

Section C-1.	Minimum Contribution.

a)    For each Participant who is not a Key
Employee (whether or not a former Key Employee) and who is employed by any Employer on the last day of the Plan Year, his or her Employer will make a minimum contribution for any Plan Year in which the Plan is a top-heavy. The determination of top-heavy status is described in Section C-
2. The minimum contribution is described in paragraph (b) of this Section C-1.
b)    The minimum contribution is 3% of the
Participant's Compensation for the Plan Year, or if, less, the highest percentage at which such contributions are made under the Plan for the Plan Year on behalf of a Key Employee. For purposes of this paragraph (b), all defined contribution plans required to be included in the Aggregation Group shall be treated as one Plan and deferrals made under Section 3.1 are included in the Compensation of Key Employees. In calculating the minimum contribution, any Employee deferral and any contributions or benefits under Chapter 21 of the Internal Revenue Code (relating to the Federal Insurance Contributions Act), Title II of the Social Security Act, or any other Federal or state law are not counted toward the minimum contribution.

Section C-2.	Top-Heavy Determination.

(a) If the Plan is not required to be
included in an Aggregation Group with other plans, then it is top-heavy only if, when considered by itself, it is a top-heavy plan and it is not included in a permissive Aggregation Group that is not a top-heavy group.
(b) If the Plan is required to be included in an Aggregation Group with other plans, it is top-heavy only if the Aggregation Group, including any permissively aggregated plans, is top-heavy.
(c)     If the Plan is not top-heavy and is not
required to be included in an Aggregation Group, then it is not top-heavy even if it is permissively aggregated in an Aggregation Group which is a top-heavy group.
Section C-3.  Calculation of Top-Heavy Ratios.

		(a)	For any Plan Year, the Plan is top-heavy and an
Aggregation Group is a top-heavy group if, as of the Determination Date, the sum of the Cumulative Accrued Benefits and the
Cumulative Accounts of Employees who are Key Employees for the
Plan Year exceeds 60% of a similar sum determined for all
Employees, excluding former Key Employees.
Section C-4.	Cumulative Accounts.
(a) Cumulative Account means the sum of the
amount of a Participant's accounts under the Plan or under all defined contribution plans included in an Aggregation Group (for aggregated plans) determined as of the Determination Date, increased by and contributions due before the Determination Date.
(b)     Cumulative Accrued Benefit means the
sum of the present value of a Participant's accrued benefits under a defined benefit plan (for an unaggregated plan) or under all defined benefit plans included in an Aggregation Group (for
aggregated plans), determined under the actuarial assumptions set forth in that plan or plans, as of the most recent plan valuation date within a 12-month period ending on the Determination Date as if the Participant voluntarily terminated service as of such valuation date.
(c)     Accounts and benefits are calculated by
including all amounts attributable to both employer and employee contributions.
(d)     Accounts and benefits are increased by
the aggregate distributions during the five-year period ending on the Determination Date made with respect to a Participant under the plan or plans as the case may be, or under a terminated plan which, if it had not been terminated, would have been required to be included in the Aggregation Group.
Section C-5.	Additional Definitions.
For purposes of this Appendix C, the following definitions apply:
(a)     Aggregation Group means a plan or group
of plans which includes all plans maintained by any Employer in which a Key Employee is a Participant or which enables any plan in which a Key Employee is a Participant to meet the requirements of
Section 401(a)(4) or Section 410 of the Internal Revenue Code, as well as all other plans selected by the Employer for permissive aggregation, the inclusion of which would not prevent the group of plans from continuing to meet the requirements of those sections.
(b)     Compensation means the employee's
wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to compensation for services on the basis of a percentage of profits, bonuses, fringe benefits and reimbursement other expense allowances under a nonaccountable plan (as described in Income Tax Regulations Section 62-2(c)). Compensation also includes amounts described in Sections 104(a)(3), 105(a), and 105(h) of the Internal Revenue Code, but only to the extent that these amounts are includible in gross income of the employee and amounts paid or reimbursed by the Employer for moving expenses incurred by an employee, but only to the extent that at the time of payment it is reasonable to believe that these amounts are not deductible by the Employee under Section 217 of the Internal Revenue Code.
Compensation does not include contributions made by the Employer to a plan of deferred compensation to the extent that, before application of the limitations contained in Section 415 of the Internal Revenue Code, the contributions are not includible in gross income for the employee for the taxable year in which contributed. Notwithstanding the foregoing, Compensation for the purpose of calculating a Participant's minimum top-heavy contribution also includes amounts which the Participant defers under Section 3.1 and amounts contributed by the Employer to a cafeteria plan (as defined in Section 125 of the Internal Revenue
Code) for the Participant. Up to and including December 31, 1993, the annual Compensation for each Participant taken into account under this Appendix C for any year will not exceed $200,000. This limitation will be adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Internal Revenue Code, except that the dollar increase in effect on January 1 of any calendar year is effective for Plan
Years beginning in that calendar year and the first adjustment to the $200,000 limitation is effective January 1, 1990. In determining Compensation for a Participant for purposes of the $200,000 limitation, the rules of Section 414(q)(6) of the Internal Revenue Code apply, except the term "family" includes only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the Plan
Year. If, as a result of the application of those rules, the adjusted $200,000 limitation is exceeded, then the limitation is prorated among the affected individuals in proportion to each such individual's Compensation as determined under the Plan prior to application of the $200,000 limitation. Effective January 1, 1994, the annual amount constituting Compensation for purposes of this Appendix C must not exceed $150,000 as adjusted by the Commissioner of Internal Revenue in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The adjustment in effect for a calendar year applies to any period, not exceeding 12 months over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual Compensation limit described in the two preceding sentences will be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is 12.
(c)     Determination Date means the last day
of the preceding Plan Year.
(d)     Employer means any entity which
contributes to this Plan and any of the following entities of which the Employer is a member: (i) a controlled group of corporations (as defined in Section 414(b) of the Internal Revenue
Code), (ii) a group of trades or businesses under common control
(as defined in Section 414(c) of the Internal Revenue Code), (iii) an affiliated service group (as defined in Section 414(m) of the Internal Revenue Code) and (iv) an organization or arrangement described in Income Tax Regulations issued under Section 414(o) of Internal Revenue Code.
(e)     Key Employee means any employee or
former employee (and the Beneficiaries of such employee) if, during the Plan Year in question or any of the four preceding Plan Years, he or she is or was:
(i)  an officer of any Employer, if such
officer's compensation exceeds 50% of the dollar limitations under Section 415(b)(1)(A) of the Internal
Revenue Code;
(ii)  one of the ten employees owning (or
considered as owning within the meaning of Section 318 of the Internal Revenue Code) the largest interest in any Employer, if such employee's compensation exceeds
100% of the dollar limitation under Section
415(c)(1)(A) of the Internal Revenue Code;
(iii)  a 5% owner (as described in Section
416(i)(2)(B)(i) of the Internal Revenue Code) of any Employer; or
(iv)  a 1% or more owner (as described in
Section 416(i)(1)(B)(ii) of the Internal Revenue Code) of any Employer having annual Compensation of more than $150,000. For purposes of clause (i), employees described in Section 414(q)(8) of the Internal Revenue
Code are excluded and no more than 50 (or if less, the greater of three or 10% of the employees are treated as officers). For purposes of clause (ii), if two employees have the same interest in an Employer, the employee having greater annual compensation is treated as having a larger interest. The term Key Employee includes a beneficiary of a Key Employee.



FIRST AMENDMENT
TO THE
CALIFORNIA WATER SERVICE COMPANY
SAVINGS PLAN AND TRUST AGREEMENT

(May 1994 Revision)

The California Water Service Company Savings Plan and Trust Agreement (the "Plan") is amended to merge the California Water Service Company Salaried Employees' Savings Plan into this Plan effective December 31, 1994 in lieu of December 31, 1993.
Dated: March 30, 1995

/s/ Gerald Feeney
    Gerald Feeney
    Vice President, Chief Financial Officer and Treasurer


/s/ Christine L. McFarlane
    Christine L. McFarlane
    Director of Human Resources

Amendment No. 2 to the
California Water Service Company
Savings Plan and Trust Agreement
(May 1994 Revision)


The California Water Service Company Savings Plan and Trust
Agreement (May 1994 Revision) (the "Plan"), previously amended on
March 30, 1995, is hereby further amended as follows:

1.	Effective January 1, 1996, the second sentence of
Subsection 3.3 is amended to change from 6% to 7% the percentage of Earnings used to calculate Employer Contributions to the Plan.
Effective January 1, 1997, that sentence is further amended to change the percentage to 8.

2.	Effective January 1, 1997, Subsection 2.2 is amended
to read as follows:

An Employee may elect to become a Participant on the date his or her employment begins or as of the first day of any payroll period thereafter, provided the Employee properly completes and returns such forms as the Committee may require with respect to deferral and investment elections.

3.	Effective December 12, 1994, the following Subsection
3.6 is added to Section 3:

3.6	Military Service

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Internal Revenue Code.

4.	To the extent permitted under section 411 (d)(6) of
the Internal Revenue Code and IRS regulations and guidance thereunder, effective January 1, 1997, Subsection 6.4 is amended to read as follows:

6.4	Other Mandatory Distributions

In the case of a Participant who remains employed by the Company after his or her Normal Retirement Date, his or her Participant Account balance will be distributed as soon as practicable following termination of employment with the Company.
Notwithstanding the foregoing, the Account balance of a participant who is a 5 percent owner of the Company
(as defined in section 416 of the Internal Revenue
Code) shall be distributed on April 1 following the calendar year in which the Participant attains age 70-
1/2.

IN WITNESS WHEREOF, this amendment is executed by two duly authorized officers on this 31st day of December 1996.



CALIFORNIA WATER SERVICE COMPANY

/s/ Gerald F. Feeney
By Gerald F. Feeney
   Vice President, Chief Financial Officer and Treasurer


/s/ Christine L. McFarlane
By Christine L. McFarlane
   Director of Human Resources

Amendment No. 3 to the
California Water Service Company
Savings Plan and Trust Agreement
(May 1994 Revision)


The California Water Service Company Savings Plan and Trust Agreement (May 1994 Revision) (the "Plan"), previously amended on December 31, 1996, is hereby further amended as follows in order to clarify the meaning of certain provisions of the Plan and to state the correct name of the trustee for the Employer Stock fund:

1.	The following definition is added to Section 1.2:

Trustees means the trustees of the trust holding Plan assets other than Employer Stock, who are appointed by the Board of Directors.

2.	The definition of "Committee" shall be deleted from
Section 1.2 and the term "Committee" is changed to "Trustees" wherever it appears in the Plan.

3.	The first two sentences of Section 6.3(c) are amended
to read as follows:

The Beneficiary of a Participant or Former Participant is the person or persons he or she designates in writing filed with the Trustees, provided that the Beneficiary of a married Participant or Former
Participant will be his or her spouse on the date of death, unless the spouse has consented to the designation of another Beneficiary in the manner set forth below. If an unmarried Participant or Former
Participant dies without having properly designated a Beneficiary, the unpaid balance of his or her Participant Accounts will be paid to his or her estate.

4.	The first sentence of Section 6.4, as amended by
Amendment No. 2, is hereby
further amended to read as follows:

The Participant Account balance of a Participant who remains employed by the Company after his or her Normal Retirement Date will be distributed as soon as practicable following termination of employment, provided that he or she may elect, at any time before termination of employment but after he or she attains age 70-1/2, to receive an in-service distribution of his or her Participant Account balance as of the date of his or her election.

5.	Section 8.2 is amended by changing the term "Bank of
America, N.T.&S.A."
to "First Trust, or any successor trustee appointed by the Board of Directors."

6.	Section 9. 1 is amended in its entirety to read as
follows:

9.1	Trustees Administer Plan

(a)	The Plan is administered by the Trustees.
The Trustees are the Plan's named
fiduciary within the meaning of ERISA.
The rules and procedures in this Section 9 apply to the Trustees' administration of the Plan other than the administration and management of Plan assets as set forth in
Section 8.3.

(b)	The Trustees act by a majority, unless
there are fewer than three Trustees, in
which case they act unanimously.  The
Trustees may act by meeting, unanimous
written consent, phone meeting or
unanimous consent by facsimile or wire.
Each Trustee has one vote.

(c)	No Trustee may vote on any question
affecting his or her specific individual benefit under the Plan. If, for this or any other reason, there are no members eligible to act, the functions of the Trustees may be exercised by the Board of Directors.

(d)	The expenses of the Trustees for attending
meetings are borne by the Employer. The
Trustees receive no compensation for
attending meetings or other work performed as Trustees.

IN WITNESS WHEREOF, this amendment is executed by two duly authorized officers on this 15th day of January, 1997.

CALIFORNIA WATER SERVICE COMPANY

/s/ Gerald F. Feeney
By Gerald F. Feeney
   Vice President, Chief Financial Officer and Treasurer

/s/ Christine McFarlane
By Christine McFarlane
Vice President and Director of Human Resources

Amendment No. 4 to the
California Water Service Company
Savings Plan and Trust Agreement
(May 1994 Revision)


The California Water Service Company Savings Plan and Trust
Agreement (May 1994 Revision) (the "Plan"), previously amended on
December 31, 1996, is hereby further amended effective January 1, 1998, in order to clarify the meaning of certain provisions of the Plan and to make changes deemed desirable:

Section 4.2 ( c) is amended to read as follows:

Employer Contribution Accounts may be invested in any of the Funds, in Employer Stock or in a combination of any or all of the Funds and Employer Stock in accordance with the requirements for elections set forth in Paragraph (b) above and with rules adopted by the Committee.

IN WITNESS WHEREOF, this amendment is executed by two duly authorized officers on this 11th day of February, 1998.



CALIFORNIA WATER SERVICE COMPANY

/s/ Gerald F. Feeney
By Gerald F. Feeney
   Vice President, Chief Financial Officer and Treasurer

/s/ Christine McFarlane
By Christine McFarlane
   Vice President and Director of Human Resources

EXHIBIT 10.15

CALIFORNIA WATER SERVICE GROUP

DIRECTORS DEFERRED COMPENSATION PLAN


January 1, 1998


TABLE OF CONTENTS

                                                                    Page


A. INTRODUCTION                                                        1

B. PARTICIPATION                                                       1

 1. Eligibility to Participate                                         1

 2. Election to Participate by Eligible Directors                      1

 3. Notification of Eligible Directors                                 2

C. AMOUNTS OF DEFERRAL                                                 2

 1. Minimum Deferral                                                   2

 2. Maximum Deferral                                                   2

 3. Failure to Defer Minimum Amount                                    2

D. VESTING                                                             2

E. PAYMENT OF DEFERRED DIRECTORS' FEES                                 2

 1. Book Account and Earnings Credit                                   2

 2. Length of Deferral and Time of Payment                             3

 3. Method of Payment                                                  4

F. HARDSHIP DISTRIBUTIONS                                              4

G. BENEFITS ON DEATH                                                   4

 1. Amount, Method of Payment, and Time of Payment                     4

 2. Designation of Beneficiary                                         5

H. SOURCE OF PAYMENT                                                   5

I. MISCELLANEOUS                                                       6

 1. No Assignment                                                      6

 2. Applicable Law; Severability                                       6

 3. Other Benefits                                                     6

 4. Right to Serve as Director                                         6

J. ADMINISTRATION OF THE PLAN                                          7

 1. In General                                                         7

 2. Elections and Notices                                              7

K. AMENDMENT OR TERMINATION OF THE PLAN                                7

L. DEFINITIONS                                                         8


CALIFORNIA WATER SERVICE GROUP
DIRECTORS DEFERRED COMPENSATION PLAN


A. INTRODUCTION

This Plan is established to further enhance the Company's ability to attract and retain outside members of its Board. Capitalized words are defined in Paragraph L.

B. PARTICIPATION

1. Eligibility to Participate

Each member of the Board who is not an employee of the Company or a subsidiary of the Company is eligible to elect to participate in this Plan and is an Eligible Director. If a person ceases to be an Eligible Director, he shall, however, remain a Participant in the Plan until all amounts credited to his Account, adjusted for any subsequent gains or losses, are paid out under the terms of the Plan (or until death, if earlier).

2. Election to Participate by Eligible Directors

Each Eligible Director may become a Participant in the Plan by electing to defer Directors' Fees in accordance with the terms of this Plan, specifying one or more Measuring Investments and specifying the method of payment. An election to defer shall be in writing, shall be irrevocable and shall be made at the time and in the form specified by the Plan Administrator. On electing to defer Directors' Fees under this Plan, the Eligible Director shall be deemed to accept all of the terms and conditions of this Plan.

All elections to defer amounts under this Plan shall be made pursuant to an election executed and filed with the Plan Administrator before the amounts so deferred are earned. All such elections to defer Directors' Fees shall be executed and filed with the Plan Administrator prior to the first day of each Year.

3. Notification of Eligible Directors

The Plan Administrator shall annually notify each Eligible
Director that he may participate in the Plan for the next Year.

C. AMOUNTS OF DEFERRAL

1. Minimum Deferral

The minimum amount of Directors' Fees that may be deferred by a Participant under this Plan for any Year is $5,000.

2. Maximum Deferral

The maximum amount of Directors' Fees which a Participant may defer under this Plan for any Year is 100% of the Participant's Directors' Fees for such Year.

3. Failure to Defer Minimum Amount

In the event a Participant does not defer at least $5,000 of Directors' Fees in any Year for any reason, he shall be paid the portion of his Account attributable to such Year as soon as practicable after the end of the calendar quarter in which the Plan Administrator determines that the minimum deferral cannot be met.

D. VESTING

A Participant shall be fully vested in the amount credited to his Account under the Plan.

E. PAYMENT OF DEFERRED DIRECTORS' FEES

1. Book Account and Earnings Credit

Directors' Fees deferred by a Participant under the Plan shall be credited to a separate bookkeeping Account of the Company for such Participant. Separate Accounts or sub-Accounts may be established for each Year for which the Participant elects to defer Directors' Fees and/or for each Measuring Investment of the Participant. The Account or Accounts of each Participant shall be increased or decreased as of the last day of each month to reflect gains or losses as if each Account were invested in the Measuring Investment specified by the Participant. The Participant may file a new designation of Measuring Investment or Investments at any time.

In that event the Participant's Account shall be adjusted as if the Account were invested in accordance with the new Measuring Investment or Investments as soon as practicable after the filing of his new designation.

2. Length of Deferral and Time of Payment

a. An Eligible Director shall irrevocably elect in writing, and file with the Plan Administrator at the same time as he makes any election to defer Directors' Fees, the period of deferral with respect to such election. Amounts may be deferred to January 1 of the second (2nd) Year following the Year in which the election is filed or to any subsequent January 1, subject to section b. below.

b. Payment from a Participant's Account shall begin no later than the day on which he ceases to be an Eligible Director, or as soon thereafter as is practicable. Notwithstanding the previous sentence, if a person ceases to be an Eligible Director because he becomes an employee of the Company, payment from his Account shall begin (i) no later than the day on which his employment with the Company terminates, or as soon thereafter as practicable or, if later (ii) the date to which payment is deferred under Paragraph E-2, section a.

c. The Participant's Account shall reflect earnings and losses through the last day of the month preceding the date of distribution.

2. Method of Payment

All amounts payable from the Participant's Account shall be subject to a single method of payment election which is filed with the Plan Administrator at the time of the Participant's initial election to defer. The method of payment election is irrevocable. Payment of the amount credited to the Participant's Account shall be made in a single sum distribution or in one, two, three, four or five annual installments payable on January 1 of each Year beginning in the Year elected in Paragraph E-2, section a. above. The amount of installment payments shall be adjusted to reflect earnings and losses until the Participant's Account is fully paid. If a Participant fails to file a method of payment election, payment of the amount credited to his Account shall be made in a single sum distribution.

B. HARDSHIP DISTRIBUTIONS

Upon application of any Participant demonstrating hardship, the Plan Administrator may make a distribution of part or all of the amounts credited to his Account. "Hardship" shall mean an emergency or unexpected situation in the Participant's financial affairs, including illness or accident involving the Participant, his dependents or other members of his family, a financial need reasonably beyond the Participant's control, or another significant hardship, as determined by the Plan Administrator.

C. BENEFITS ON DEATH

1. Amount, Method of Payment, and Time of Payment

If a Participant dies before all amounts credited to his Account have been paid, the remaining amounts credited shall be paid to his Beneficiary. Payment shall be made in accordance with the method of payment elected in Paragraph E-3 above. If the Participant has not commenced receiving benefits, the single sum payment or initial installment payment shall be made as soon as practicable after the last day of the month in which the Participant's death occurs.

2. Designation of Beneficiary

A Participant may designate any person or entity as his Beneficiary, but may not designate more than one person or any person that is not a natural person without the approval of the Plan Administrator. Designation shall be in writing and shall become effective only when filed with (and, if appropriate, approved by) the Plan Administrator. Such filing must occur before the Participant's death. A Participant may change the Beneficiary, from time to time, by filing a new written designation with (and, if appropriate, approved by) the Plan Administrator. If the Participant is married, any Beneficiary designation which does not provide that the Participant's spouse is to receive at least one-half of the Participant's Account shall only become effective when approved in writing by the Participant's spouse. If no Beneficiary is designated, the value of the Participant's Account shall be paid to his estate.

D. SOURCE OF PAYMENT

Amounts paid under this Plan shall be paid from the general funds of the Company, and each Participant and his Beneficiaries shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder. Nothing contained in this Plan shall be deemed to create a trust of any kind for the benefit of any Participant or Beneficiary, or create any fiduciary relationship between the Company and any Participant or Beneficiary with respect to any assets of the Company. Without limiting the generality of the foregoing, the Company may, but need not, invest in a Measuring Investment or Measuring Investments. No Participant or Beneficiary shall have any interest in such investment and such investment shall not cause this Plan to be a funded plan within the meaning of the Internal Revenue Code.

E. MISCELLANEOUS

1. No Assignment

The benefits provided under this Plan may not be alienated, assigned, transferred, pledged, or hypothecated by any person, at any time.

These benefits shall be exempt from the claims of creditors or other claimants and from all orders, decrees, levies, garnishments or executions.

2. Applicable Law; Severability

The Plan hereby created shall be construed, administered, and governed in all respects in accordance with the laws of the State of California. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereunder shall continue to be effective.

3. Other Benefits

No Participant, Eligible Director or Beneficiary shall have any right to any payment or benefit hereunder except to the extent provided in the Plan.

4. Right to Serve as Director

The rights of any person to serve as a Director of the Company shall not be enlarged, guaranteed or affected by reason of the provisions of the Plan.

ADMINISTRATION OF THE PLAN

1. In General

The Plan Administrator shall interpret and administer the Plan and carry out its provisions. The Plan Administrator may delegate to one or more officers or employees of the Company (or an affiliate) all or a portion of its duties and authority under the Plan. The Company shall indemnify any officer or employee to whom administrative duties and authority are delegated against all liability arising in connection with administration of the Plan, except that such indemnification shall not apply to gross negligence or willful misconduct.

The Plan Administrator (or its delegate) shall adopt such rules and regulations for carrying out the Plan as it may deem necessary or appropriate. Decisions of the Plan Administrator shall be final and binding on all parties who have or claim any interest in the Plan.

The Plan Administrator may employ or retain agents to perform such clerical, accounting, and other services as it may require in carrying out the provisions of the Plan.

2. Elections and Notices

All elections and notices made under this Plan shall be in writing and filed with the Plan Administrator at the time and in the manner specified by it. All elections to defer under this Plan shall be irrevocable.

F. AMENDMENT OR TERMINATION OF THE PLAN

The Company, by action of the Board (excluding Participants and Eligible Directors), may at any time or from time to time modify or amend any or all of the provisions of the Plan or may at any time terminate the Plan. Such action shall be prospective only and shall not adversely affect the rights of any Participant or Beneficiary to any benefit previously earned under the Plan. The Plan Administrator may change the Measuring Investment or Investments at any time. In that case, the Accounts under the Plan shall be adjusted in accordance with the new Measuring Investment or Investments from the effective date of such change.
Upon termination of the Plan, Directors' Fees previously deferred, adjusted for gains and losses to the date of termination, shall promptly be paid in single sums to the respective Participants or Beneficiaries entitled thereto.

G. DEFINITIONS

For purposes of the Plan, the following terms have the meanings indicated:

1. "Account(s)" means the deferred Directors' Fees Account(s) maintained under the Plan for a Participant in accordance with Paragraph E-1.
2. "Beneficiary" means any person(s) or legal entity(ies) designated by the Participant or otherwise determined in accordance with Section G.
3. "Board" means the Board of Directors of the Company.
4. "Company" means California Water Service Group, a California corporation.
5. "Directors' Fees" means a Participant's monthly retainer fees, but does not include fees for attending meetings
6. "Effective Date" means January 1, 1998.
7. "Eligible Director" means a member of the Board who is eligible to participate in the Plan.
8. "Measuring Investment(s)" means any member of one or more families of regulated investment funds or a fixed income investment. For the purpose of the preceding sentence, a fixed income investment bears interest at the average effective interest cost on the long term debt of California Water Service Company during the Year determined from its filings with the California Public Utilities Commission for such Year, or if there is no such filing, determined by the Company's Treasurer. The Measuring Investment(s) is specified in Appendix "A" attached hereto and made a part hereof.
9. "Participant" means an Eligible Director who elects to participate in the Plan in accordance with Paragraph B-2.
10. "Plan" means this California Water Service Group Directors
Deferred Compensation Plan as embodied herein and as amended from time to time.
11. "Plan Administrator" is the Company.
12. "Year" means the calendar year.
13. The masculine pronoun shall be deemed to include the feminine, and a singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

Executed effective January 1, 1998, in the City of San Jose,
County of Santa Clara, State of California.

                                        CALIFORNIA WATER SERVICE GROUP



                                     By: /s/ Gerald Feeney
                                            Gerald Feeney
                                            Chief Financial Officer
                                            and Treasurer

CALIFORNIA WATER SERVICE COMPANY
DIRECTORS DEFERRED COMPENSATION PLAN
APPENDIX "A"


Measuring Investments


1. Fixed Income Investment as defined in Paragraph L, Section 7 of the Plan.

2. Vanguard Family of Mutual Funds.

3. Fidelity Family of Mutual Funds.

January 1998

EXHIBIT 10.16

CALIFORNIA WATER SERVICE GROUP

DIRECTORS RETIREMENT PLAN

This document summarizes the California Water Service Group ("Group") Retirement Plan ("Plan") for members of the Board of Directors. The Plan is effective January 1, 1998. It replaces the former California Water Service Company Directors Retirement Plan (the "Former Plan"). The Plan is intended to recognize a director's service commitment to the Group by providing retirement income.

1. The mandatory retirement age for directors who are employees of the Group or its subsidiaries shall be age 70. The mandatory retirement age for directors who are not employees of the Group or its subsidiaries shall be age 75.

2. Each director who has served as a member of the Board of Directors for a period of at least five years shall be eligible to participate in the Plan. Service as a director of California Water Service Company prior to January 1, 1998 shall be included when determining that the five year service period requirement has been met.

3. Upon retirement from the Board, each director who has served for a period of at least five years shall receive an annual retirement benefit. The retirement benefit will be equal to the annual retainer that is paid to non employee, active directors of the Group at the time the director retires from the Board. The annual retirement benefit will be paid for a period equal to the number of years the retiring director served on the Board up to a maximum of 10 years or death, whichever is earlier. The period of service will include service as a director of California Water Service Company prior to January 1, 1998 or until the death of the director, whichever is earlier. Retirement benefit payments will be made monthly at the same time as retainer payments are made to active directors.

4. The Board reserves the right to adopt resolutions which alter, amend, modify, or terminate the Plan at any time. However, future resolutions may not, in any way, reduce the benefits to which a director shall have become entitled prior to adoption of the resolution.

5. In the event of a Director's death prior to retirement who has served on the Board for a period of at least five years, the Director's designated beneficiary will receive annual benefits to which the director was entitled. The benefit will be determined under terms of the Plan as if the Director had retired on the date of his or her death. Benefit payments will be made to the beneficiary in accordance with the provisions of Paragraph 3. Benefits will be payable for a period equal to the number of years the Director served on the Board, including service on the Board of California Water Service Company prior to January 1, 1998, up to a maximum of 10 years. Payment of the survivor benefit will commence the month following the Director's death.

6. In the event of a Director's death following retirement, the balance of his or her retirement benefit, if any, will be paid to the retired Director's designated beneficiary, or in accordance with his or her will or the laws of descent and distribution.

7. A Director may, from time to time, revoke his or her beneficiary designation and file a new beneficiary designation with the Board.

8. Benefits earned under the former Plan and for which payment had commenced as of the adoption date of this Plan will continue to be paid in accordance with provisions of the former plan.

9. This Plan is a nonqualified, nonfunded plan. In the event of bankruptcy of the Group, the participants will be general creditors of the Group.

EXHIBIT 10.17

A logo of Bank of America with the words BA was placed in the top left corner of this page.

Bank of America                                     Business Loan Agreement
National Trust and Savings Association



This Agreement dated as of March 16, 1998, is among Bank of America National Trust and Savings Association (the "Bank"), California Water Service Group ("Borrower 1") and CWS Utility Services ("Borrower 2") (Borrower 1 and Borrower 2 are sometimes referred to collectively as the "Borrowers" and individually as the "Borrower").

1.	LINE OF CREDIT AMOUNT AND TERMS

1.1	Line of Credit Amount.

(a)	During the availability period described below, the Bank will provide a line of credit to the Borrowers. The amount of the line of credit (the "Commitment") is Twenty Five Million Dollars
($25,000,000).

(b)	This is a revolving line of credit with a within line facility for letters of credit. During the availability period, the Borrowers may repay principal amounts and reborrow them.

(c)	The Borrowers agree not to permit the outstanding principal
balance of the line of credit plus the outstanding amounts of any letters of credit, including amounts drawn on letters of credit and not yet reimbursed, to exceed the Commitment.

1.2	Availability Period.  The line of credit is available between the date of this Agreement and April 30, 1999 (the "Expiration Date") unless any Borrower is in default.

1.3	Interest Rate.

(a)	Unless the Borrowers elect an optional interest rate as described
below, the interest rate is the Bank's 	Reference Rate minus 0.5
percentage point.

(b)	The Reference Rate is the rate of interest publicly announced from time to time by the Bank in San Francisco, California, as its Reference Rate. The Reference Rate is set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Reference Rate.

1.4	Repayment Terms.

(a)	The Borrowers will pay interest on April 1, 1998, and then monthly thereafter until payment in full of any principal outstanding under this line of credit.

(b)	The Borrowers will repay in full all principal and any unpaid interest or other charges outstanding under this line of credit no later than the Expiration Date.

1.5	Optional Interest Rates.  Instead of the interest rate based on the Bank's Reference Rate, the Borrower may elect to have all or portions of the line of credit (during the availability period) bear interest at the rate(s) described below during an interest period agreed to by the Bank and the Borrower. Each interest rate is a rate per year. Interest will be paid on the last day of each interest period, and, if the interest period is longer than one month, then on the first day of each month during the interest period. At the end of any interest period, the interest rate will revert to the rate based on the Reference Rate, unless the Borrower has designated another optional interest rate for the portion. Upon the occurrence of an event of default under this Agreement, the Bank may terminate the availability of optional interest rates for interest periods commencing after the default occurs.

1.6	Fixed Rate.  The Borrower may elect to have all or portions of the principal balance of the line of credit bear interest at the Fixed Rate, subject to the following requirements:

(a)	The "Fixed Rate" means the fixed interest rate the Bank and the
Borrower agree will apply to the portion during the applicable interest period.

(b)	The interest period during which the Fixed Rate will be in effect will be one year or less.

(c)	Each Fixed Rate portion will be for an amount not less than the following:

(i)	for interest periods of 91 days or longer, Five Hundred
Thousand Dollars ($500,000).

(ii)	for interest periods of between 30 days and 90 days, One
Million Dollars ($1,000,000).

(iii)	for interest periods of between 2 days and 29 days, an amount which, when multiplied by the number of days in the applicable interest period, is not less than thirty million
(30,000,000) dollar-days.

(iv)	for interest periods of 1 day, Fifteen Million Dollars
($15,000,000).

(d)	The Borrower may not elect a Fixed Rate with respect to any
portion of the principal balance of the line of credit which is scheduled to be repaid before the last day of the applicable interest period.

(e)	Any portion of the principal balance of the line of credit already bearing interest at the Fixed Rate will not be converted to a different rate during its interest period.

(f)	Each prepayment of a Fixed Rate portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee equal to the amount (if any) by which

(i)	the additional interest which would have been payable on the amount prepaid had it not been paid until the last day of the interest period, exceeds

(ii)	the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the certificate of deposit market for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such portion.

1.7	LIBOR Rate.  The Borrower may elect to have all or portions of the principal balance bear interest at the LIBOR Rate plus 1.25 percentage points

Designation of a LIBOR Rate portion is subject to the following requirements:

(a)	The interest period during which the LIBOR Rate will be in effect will be one, two, or three weeks, or one, two, three, four, five, six, seven, eight, nine, ten, eleven, or twelve months. The first day of the interest period must be a day other than a Saturday or a Sunday on which the Bank is open for business in California, New
York and London and dealing in offshore dollars (a "LIBOR Banking
Day"). The last day of the interest period and the actual number of days during the interest period will be determined by the Bank using the practices of the London inter-bank market.

(b)	Each LIBOR Rate portion will be for an amount not less than the following:

(i)	for interest periods of four months or longer, Five Hundred
Thousand Dollars ($500,000).

(ii)	for interest periods of one, two or three months, One Million
Dollars ($1,000,000).

(iii)	for interest periods of one, two, or three weeks, an amount
which, when multiplied by the number of days in the applicable interest period, is not less than thirty million
(30,000,000) dollar-days.

(c)	The "LIBOR Rate" means the interest rate determined by the
following formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by the Bank as of the first day of the interest period.)

LIBOR Rate =  London Inter-Bank Offered Rate

                   divided by

            (1.00 - Reserve Percentage)

Where,

(i)	"London Inter-Bank Offered Rate" means the interest rate at
which the Bank's London Branch, London, Great Britain, would offer U.S. dollar deposits for the applicable interest period to other major banks in the London inter-bank market at approximately 11:00 a.m. London time two (2) London Banking
Days before the commencement of the interest period.  A
"London Banking Day" is a day on which the Bank's London
Branch is open for business and dealing in offshore dollars.

(ii)	"Reserve Percentage" means the total of the maximum reserve
percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency
Liabilities, as defined in Federal Reserve Board Regulation
D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

(d)	The Borrower shall irrevocably request a LIBOR Rate portion no later than 12:00 noon San Francisco time on the LIBOR Banking Day preceding the day on which the London Inter-Bank Offered Rate will be set, as specified above. For example, if there are no intervening holidays or weekend days in any of the relevant locations, the request must be made at least three days before the LIBOR Rate takes effect.

(e)	The Borrower may not elect a LIBOR Rate with respect to any
principal amount which is scheduled to be repaid before the last day of the applicable interest period.

(f)	Any portion of the principal balance already bearing interest at the LIBOR Rate will not be converted to a different rate during its interest period.

(g)	Each prepayment of a LIBOR Rate portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid and a prepayment fee as described below. A "prepayment" is a payment of an amount on a date earlier than the scheduled payment date for such amount as required by this Agreement. The prepayment fee shall be equal to the amount (if any) by which:

(i)	the additional interest which would have been payable during the interest period on the amount prepaid had it not been prepaid, exceeds

(ii)	the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by the Bank, for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such portion (or the scheduled payment date for the amount prepaid, if earlier).

(h)	The Bank will have no obligation to accept an election for a LIBOR
Rate portion if any of the following described events has occurred and is continuing:

(i)	Dollar deposits in the principal amount, and for periods
equal to the interest period, of a LIBOR Rate portion are not available in the London inter-bank market; or

(ii)	the LIBOR Rate does not accurately reflect the cost of a
LIBOR Rate portion.

1.8	Letters of Credit.  This line of credit may be used for financing standby letters of credit with a maximum maturity of 365 days but not to extend more than 90 days beyond the Expiration Date. The standby letters of credit may include a provision providing that the maturity date may be automatically extended each year for an additional year unless the Bank gives written notice to the contrary; provided, however, that each letter of credit shall include a final maturity date which shall not be subject to automatic extension. The amount of the letters of credit outstanding at any one time, (including amounts drawn on the letters of credit and not yet reimbursed), may not exceed Ten Million Dollars ($10,000,000).

Each Borrower agrees:

(a)	any sum drawn under a letter of credit may, at the option of the
Bank, be added to the principal amount outstanding under this Agreement. The amount will bear interest and be due as described elsewhere in this Agreement.

(b)	if there is a default under this Agreement, to immediately prepay and make the Bank whole for any outstanding letters of credit.

(c)	The issuance of any letter of credit and any amendment to a letter of credit is subject to the Bank's written approval and must be in form and content satisfactory to the Bank and in favor of a beneficiary acceptable to the Bank.

(d)	to sign the Bank's form Application and Agreement for Standby
Letter of Credit.

(e)	to pay any issuance and/or other fees that the Bank notifies the
Borrowers will be charged for issuing and processing letters of credit for the Borrowers.

(f)	to allow the Bank to automatically charge its checking account for applicable fees, discounts, and other charges.

2.	EXPENSES

The Borrowers agree to reimburse the Bank for any expenses it incurs in the preparation of this Agreement and any agreement or instrument required by this Agreement. Expenses include, but are not limited to, reasonable attorneys' fees, including any allocated costs of the Bank's in-house counsel.

3.	DISBURSEMENTS, PAYMENTS AND COSTS

3.1	Requests for Credit.  Each request for an extension of credit will be made in writing in a manner acceptable to the Bank, or by another means acceptable to the Bank.

3.2	Disbursements and Payments.  Each disbursement by the Bank and each payment by the Borrowers will be:

(a)	made at the Bank's branch (or other location) selected by the Bank from time to time;

(b)	made for the account of the Bank's branch selected by the Bank from time to time;

(c)	made in immediately available funds, or such other type of funds selected by the Bank;

(d)	evidenced by records kept by the Bank.  In addition, the Bank may, at its discretion, require the Borrowers to sign one or more promissory notes.

3.3	Telephone Authorization.

(a)	The Bank may honor telephone instructions for advances or
repayments or for the designation of optional interest rates given by any one of the individual signer(s) of this Agreement or a person or persons authorized in writing by any one of the signer(s) of the Agreement.

(b)	Advances will be deposited in and repayments will be withdrawn from Borrower 1's account, or such
other accounts with the Bank as designated in writing by the Borrowers.

(c)	The Borrowers indemnify and excuse the Bank (including its
officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from telephone instructions it reasonably believes are made by any individual authorized by the Borrowers to give such instructions. This indemnity and excuse will survive this Agreement's termination.

3.4	Direct Debit.

(a)	The Borrowers agree that interest and any fees will be deducted automatically on the due date from Borrower 1's checking account.

(b)	The Bank will debit the account on the dates the payments become due. If a due date does not fall on a banking day, the Bank will debit the account on the first banking day following the due date.

(c)	The Borrowers will maintain sufficient funds in the account on the dates the Bank enters debits authorized by this Agreement. If there are insufficient funds in the account on the date the Bank enters any debit authorized by this Agreement, the debit will be reversed.

3.5	Banking Days.  Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday or a Sunday on which the Bank is open for business in California. All payments and disbursements which would be due on a day which is not a banking day will be due on the next banking day. All payments received on a day which is not a banking day will be applied to the credit on the next banking day.

3.6	Taxes.  The Borrowers will not deduct any taxes from any payments they make to the Bank. If any government authority imposes any taxes or charges on any payments made by the Borrowers, the Borrowers will pay the taxes or charges. Upon request by the Bank, the Borrowers will confirm that they have paid the taxes by giving the Bank official tax receipts (or notarized copies) within 30 days after the due date. However, the Borrowers will not pay the Bank's net income taxes.

3.7	Additional Costs.  The Borrowers will pay the Bank, on demand, for the Bank's costs or losses arising from any statute or regulation, or any request or requirement of a regulatory agency which is applicable to all national banks or a class of all national banks. The costs and losses will be allocated to the loan in a manner determined by the Bank, using any reasonable method. The costs include the following:

(a)	any reserve or deposit requirements; and

(b)	any capital requirements relating to the Bank's assets and
commitments for credit.

3.8	Interest Calculation.  Except as otherwise stated in this
Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used.

3.9	Interest on Late Payments.  At the Bank's sole option in each instance, any amount not paid when due under this Agreement (including interest) shall bear interest from the due date at the Bank's Reference Rate minus 0.5 percentage point.. This may result in compounding of interest.

3.10	Default Rate.  Upon the occurrence and during the continuation of any default under this Agreement, advances under this Agreement will at the option of the Bank bear interest at a rate per annum which is 2.0 percentage points higher than the rate of interest otherwise provided under this Agreement. This will not constitute a waiver of any event of default.

4.	CONDITIONS

The Bank must receive the following items, in form and content acceptable to the Bank, before it is required to extend any credit to the Borrowers under this Agreement:

4.1	Authorizations.  Evidence that the execution, delivery and
performance by each Borrower (and each guarantor) of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

4.2	Governing Documents.  A copy of each Borrower's articles of
incorporation.

4.3	Other Items.  Any other items that the Bank reasonably requires.

5.	REPRESENTATIONS AND WARRANTIES

When the Borrowers sign this Agreement, and until the Bank is repaid in full, each Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewed representation:

5.1	Organization of Borrowers.  Each Borrower is a corporation duly formed and existing under the laws of the state where organized.

5.2	Authorization.  This Agreement, and any instrument or agreement required hereunder, are within each Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers.

5.3	Enforceable Agreement.  This Agreement is a legal, valid and binding agreement of each Borrower, enforceable against each Borrower in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

5.4	Good Standing.  In each state in which each Borrower does
business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

5.5	No Conflicts.  This Agreement does not conflict with any law, agreement, or obligation by which any Borrower is bound.

5.6	Financial Information.  All financial and other information that has been or will be supplied to the Bank, is:

(a)	sufficiently complete to give the Bank accurate knowledge of the
Borrowers' (and any guarantor's) financial condition, including all material contingent liabilities.

(b)	in form and content required by the Bank.

(c)	in compliance with all government regulations that apply.

5.7	Lawsuits.  There is no lawsuit, tax claim or other dispute pending or threatened against any Borrower, which, if lost, would impair the Borrowers' or any Borrower's financial condition or that of any Borrower's business, or would impair any Borrower's ability to repay the loan, except as have been disclosed in writing to the Bank.

5.8	Permits, Franchises.  Each Borrower possesses all permits,
memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

5.9	Other Obligations.  No Borrower is in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

5.10	Income Tax Returns.  No Borrower has any knowledge of any pending assessments or adjustments of its income tax for any year.

5.11	No Event of Default.  There is no event which is, or with notice or lapse of time or both would be, a default under this Agreement.

5.12	Location of Borrowers.  Each Borrower's place of business (or, if any Borrower has more than one place of business, its chief executive office) is located at the address listed under the Borrowers' signature on this Agreement.

5.13	Year 2000 Compliance.

(a)	The Borrower has (i) conducted a comprehensive review and
assessment of all areas of its business that could be adversely affected by the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999), (ii) developed a detailed plan and timeline for addressing the year 2000 problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. The Borrower reasonably anticipates that all computer applications that are material to its business will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (i.e., be "year 2000 compliant").

(b)	The Borrower has made written inquiry of each of its key
suppliers, vendors, and customers with respect to the year 2000 problem and, based on that inquiry, believes that each of them will on a timely basis be year 2000 compliant in all material respects. For the purposes of this paragraph, "key suppliers, vendors, and customers" refers to those suppliers, vendors and customers of the Borrower the business failure of which would with reasonable probability result in a material adverse change in the Borrower's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

6.	COVENANTS

The Borrowers agree, so long as credit is available under this Agreement and until the Bank is repaid in full:

6.1	Use of Proceeds.  To use the proceeds of the credit only for short term operating capital and for issuing standby letters of credit.

6.2	Financial Information.  To provide the following financial
information and statements and such additional information as requested by the Bank from time to time:

(a)	Within 90 days of Borrower 1's fiscal year end, Borrower 1's annual financial statements. These financial statements must be audited (with an opinion not qualified in any manner, including not qualified due to possible failure to take all appropriate steps to successfully address year 2000 system issues) by a Certified Public Accountant ("CPA") acceptable to the Bank. The statements shall be prepared on a consolidated basis.

(b)	Within 90 days of Borrower 2's fiscal year end, Borrower 2's annual financial statements. These financial statements may be Borrower prepared.

(c)	Within 60 days of the period's end, Borrower 1's quarterly
financial statements with supplemental schedules. These financial statements may be Borrower prepared. The statements shall be prepared on a consolidated and consolidating basis.

(d)	Within 60 days of the period's end, Borrower 2's quarterly
financial statements. These financial statements may be Borrower prepared.

(e)	Copies of Borrower 1's Form 10-K Annual Report and Form 8-K ( if
applicable) Current Report within 90 days of Borrower 1's fiscal year end.

(f)	Copies of Borrower 1's Form 10-Q Quarterly Report within 60 days after the end of each quarterly accounting period.

(g)	By April 30, 1998, copies of Borrower 2's business plan and
statements of cash flow covering the 12 month period ending April
30, 1999.

(h)	Within 90 days of its fiscal year end, the annual financial
statements of California Water Service Company. These financial statements must be audited (with an unqualified opinion) by a CPA acceptable to the Bank.

(i)	Within 60 days of the period's end, California Water Service
Company's quarterly financial statements. These financial statements may be company prepared.

(j)	Promptly, upon sending or receipt, copies of any management
letters and correspondence relating to management letters, sent or received by the Borrowers to or from the Borrowers' auditor.

6.3	Other Debts.  Not to have outstanding or incur any direct or contingent debts or lease obligations (other than those to the Bank), or become liable for the debts of others without the Bank's written consent, which will not be unreasonably withheld. This does not prohibit:

(a)	Acquiring goods, supplies, or merchandise on normal trade credit.

(b)	Endorsing negotiable instruments received in the usual course of business.

(c)	Obtaining surety bonds in the usual course of business.

(d)	Debts, lines of credit and leases in existence on the date of this
Agreement disclosed in writing to the Bank.

6.4	Other Liens.  Not to create, assume, or allow any security
interest or lien (including judicial liens) on property any Borrower now or later owns, except:

(a)	Deeds of trust and security agreements in favor of the Bank.

(b)	Liens for taxes not yet due.

(c)	Liens outstanding on the date of this Agreement disclosed in writing to the Bank.

6.5	Out of Debt Period.  To repay any advances in full, and not to draw any additional advances on the Borrowers' revolving line of credit, for a period of at least 30 consecutive days in each calendar year, beginning with the period between the date of this Agreement and December 31, 1998 and each calendar year thereafter.

6.6	Notices to Bank.  To promptly notify the Bank in writing of:

(a)	any lawsuit over One Million Dollars ($1,000,000) against any one or more of the Borrowers in the aggregate (or any guarantor).

(b)	any substantial dispute between any Borrower (or any guarantor)
and any government authority.

(c)	any failure to comply with this Agreement.

(d)	any material adverse change in any Borrower's (or any guarantor's)
financial condition or operations.

(e)	any change in any Borrower's name, legal structure, place of business, or chief executive office if such Borrower has more than one place of business.

6.7	Books and Records.  To maintain adequate books and records.

6.8	Audits.  To allow the Bank and its agents to inspect the
Borrowers' properties and examine, audit and make copies of books and records at any reasonable time. If any of the Borrowers' properties, books or records are in the possession of a third party, the Borrowers authorize that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank's requests for information concerning such properties, books and records.

6. 9	Compliance with Laws.  To comply with the laws (including any fictitious name statute), regulations, and orders of any government body with authority over each Borrower's business.

6.10	Preservation of Rights.  To maintain and preserve all rights, privileges, and franchises each Borrower now has.

6.11	Maintenance of Properties.  To make any repairs, renewals, or replacements to keep each Borrower's properties in good working condition.

6.12	Cooperation.  To take any action requested by the Bank to carry out the intent of this Agreement.

6.13	General Business Insurance.  To maintain insurance as is usual for the business it is in.

6.14	Additional Negative Covenants.  Not to, without the Bank's written consent, which will not be unreasonably withheld:

(a)	engage in any business activities substantially different from the
Borrowers' present business.

(b)	liquidate or dissolve the Borrowers' business.

(c)	enter into any consolidation, merger, or other combination, or become a partner in a partnership, a member of a joint venture, or a member of a limited liability company where any single transaction exceeds Two Million Five Hundred Thousand Dollars
($2,500,000).

(d)	sell, assign, lease, transfer or otherwise dispose of any assets for less than fair market value, or enter into any agreement to do so.

(e)	sell, assign, lease, transfer or otherwise dispose of all or a substantial part of the Borrowers' business or the Borrowers' assets.

(f)	enter into any sale and leaseback agreement covering any of its fixed or capital assets.

(g)	acquire or purchase a business or its assets, where any single transaction exceeds Two Million Five Hundred Thousand Dollars
($2,500,000).

(h)	convert to limited liability partnership status.

(i)	with respect to Borrower 1, not to enter into any agreement that would restrict California Water Service Company's ability to declare and pay dividends to Borrower 1.

6.15	Bond Rating.  With respect to Borrower 1, to maintain an
investment grade bond rating on their rated securities as defined by Moody's Investors Service, Inc. and Standard and Poor's Corporation.

7.	DEFAULT

If any of the following events occur, the Bank may do one or more of the following: declare the Borrowers in default, stop making any additional credit available to the Borrowers, and require the Borrowers to repay their entire debt immediately and without prior notice. If an event of default occurs under the paragraph entitled "Bankruptcy," below, with respect to any Borrower, then the entire debt outstanding under this Agreement will automatically become due immediately.

7.1	Failure to Pay.  Any Borrower fails to make a payment under this
Agreement when due.

7.2	False Information.  Any Borrower has given the Bank false or misleading information or representations.

7.3	Bankruptcy.  Any Borrower (or any guarantor) files a bankruptcy petition, a bankruptcy petition is filed against any Borrower (or any guarantor), or any Borrower (or any guarantor) makes a general assignment for the benefit of creditors.

7.4	Receivers.  A receiver or similar official is appointed for any
Borrower's (or any guarantor's) business, or the business is terminated.

7.5	Lawsuits.  Any lawsuit or lawsuits are filed on behalf of one or more trade creditors against any one or more of Borrowers in an aggregate amount of One Million Dollars ($1,000,000) or more in excess of any insurance coverage.

7.6	Judgments.  Any judgments or arbitration awards are entered
against any one or more of the Borrowers (or any guarantor), or any one or more of the Borrowers (or any guarantor) enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of One Million Dollars ($1,000,000) or more in excess of any insurance coverage.

7.7	Government Action.  Any government authority takes action that the
Bank believes materially adversely affects any Borrower's, (or any guarantor's) financial condition or ability to repay.

7.8	Material Adverse Change.  A material adverse change occurs or is reasonably likely to occur, in any Borrower's, (or any guarantor's) financial condition, properties or prospects, or ability to repay the loan.

7.9	Cross-default.  Any default occurs under any agreement in
connection with any credit any Borrower (or any guarantor) or California Water Service Company has obtained from anyone else or which any Borrower (or any guarantor) or California Water Service Company has guaranteed if the default consists of failing to make a payment when due or gives the other lender the right to accelerate the obligation.

7.10	Default under Related Documents.  Any guaranty, subordination agreement, security agreement, deed of trust, or other document required by this Agreement is violated or no longer in effect.

7.11	Other Bank Agreements.  Any Borrower (or any guarantor) fails to meet the conditions of, or fails to perform any obligation under any other agreement any Borrower (or any guarantor) has with the Bank or any affiliate of the Bank.

7.12	Other Breach Under Agreement.  Any Borrower fails to meet the conditions of, or fails to perform any obligation under, any term of this Agreement not specifically referred to in this Article.

8.	ENFORCING THIS AGREEMENT; MISCELLANEOUS

8.1	GAAP.  Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied.

8.2	California Law.  This Agreement is governed by California law.

8.3	Successors and Assigns.  This Agreement is binding on the
Borrowers' and the Bank's successors and assignees. The Borrowers agree that they may not assign this Agreement without the Bank's prior consent. The Bank may sell participations in or assign this loan, and may exchange financial information about the Borrowers with actual or potential participants or assignees. If a participation is sold or the loan is assigned, the purchaser will have the right of set-off against the Borrowers.

8.4	Arbitration.

(a)	This paragraph concerns the resolution of any controversies or claims between any one or more of Borrowers and the Bank, including but not limited to those that arise from:

(i)	This Agreement (including any renewals, extensions or
modifications of this Agreement);

(ii)	Any document, agreement or procedure related to or delivered in connection with this Agreement;

(iii)	Any violation of this Agreement; or

(iv)	Any claims for damages resulting from any business conducted between any one or more of Borrowers and the Bank, including claims for injury to persons, property or business interests
(torts).

(b)	At the request of any Borrower or the Bank, any such controversies or claims will be settled by arbitration in accordance with the United States Arbitration Act. The United States Arbitration Act will apply even though this Agreement provides that it is governed by California law.

(c)	Arbitration proceedings will be administered by the American
Arbitration Association and will be subject to its commercial rules of arbitration.

(d)	For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this paragraph is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this paragraph is subject to any applicable statute of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

(e)	If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve any such dispute.

(f)	The decision that results from an arbitration proceeding may be submitted to any authorized court of law to be confirmed and enforced.

(g)	The procedure described above will not apply if the controversy or claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to the Bank secured by real property located in California. In this case, both the Borrowers and the Bank must consent to submission of the claim or controversy to arbitration. If both parties do not consent to arbitration, the controversy or claim will be settled as follows:

(i)	The Borrowers and the Bank will designate a referee (or a
panel of referees) selected under the auspices of the American Arbitration Association in the same manner as arbitrators are selected in Association-sponsored proceedings;

(ii)	The designated referee (or the panel of referees) will be
appointed by a court as provided in California Code of Civil
Procedure Section 638 and the following related sections;

(iii)	The referee (or the presiding referee of the panel) will be
an active attorney or a retired judge; and

(iv)	The award that results from the decision of the referee (or
the panel) will be entered as a judgment in the court that appointed the referee, in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645.

(h)	This provision does not limit the right of the Borrowers or the
Bank to:

(i)	exercise self-help remedies such as setoff;

(ii)	foreclose against or sell any real or personal property
collateral; or

(iii)	act in a court of law, before, during or after the
arbitration proceeding to obtain:

(A)	an interim remedy; and/or

(B)	additional or supplementary remedies.

(i)	The pursuit of or a successful action for interim, additional or supplementary remedies, or the filing of a court action, does not constitute a waiver of the right of the Borrowers or the Bank, including the suing party, to submit the controversy or claim to arbitration if the other party contests the lawsuit. However, if the controversy or claim arises from or relates to an obligation to the Bank which is secured by real property located in California at the time of the proposed submission to arbitration, this right is limited according to the provision above requiring the consent of both the Borrowers and the Bank to seek resolution through arbitration.

(j)	If the Bank forecloses against any real property securing this
Agreement, the Bank has the option to exercise the power of sale under the deed of trust or mortgage, or to proceed by judicial foreclosure.

8.5	Severability; Waivers.  If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

8.6	Administration Costs.  The Borrowers shall pay the Bank for all reasonable costs incurred by the Bank in connection with administering this Agreement.

8.7	Attorneys' Fees.  The Borrower shall reimburse the Bank for any reasonable costs and attorneys' fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and including any amendment, waiver, "workout" or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against the Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, the Bank is entitled to recover costs and reasonable attorneys' fees incurred by the Bank related to the preservation, protection, or enforcement of any rights of the Bank in such a case. As used in this paragraph, "attorneys' fees" includes the allocated costs of in-house counsel.

8.8	Joint and Several Liability.

(a)	Each Borrower agrees that it is jointly and severally liable to the Bank for the payment of all obligations arising under this Agreement, and that such liability is independent of the obligations of the other Borrower(s). The Bank may bring an action against any Borrower, whether an action is brought against the other Borrower(s).

(b)	Each Borrower agrees that any release which may be given by the
Bank to the other Borrower(s) or any guarantor will not release such Borrower from its obligations under this Agreement.

(c)	Each Borrower waives any right to assert against the Bank any defense, setoff, counterclaim, or claims which such Borrower may have against the other Borrower(s) or any other party liable to the Bank for the obligations of the Borrowers under this Agreement.

(d)	Each Borrower agrees that it is solely responsible for keeping itself informed as to the financial condition of the other
Borrower(s) and of all circumstances which bear upon the risk of nonpayment. Each Borrower waives any right it may have to require the Bank to disclose to such Borrower any information which the Bank may now or hereafter acquire concerning the financial condition of the other Borrower(s).

(e)	Each Borrower waives all rights to notices of default or
nonperformance by any other Borrower under this Agreement.  Each
Borrower further waives all rights to notices of the existence or the creation of new indebtedness by any other Borrower.

(f)	The Borrowers represent and warrant to the Bank that each will derive benefit, directly and indirectly, from the collective administration and availability of credit under this Agreement.
The Borrowers agree that the Bank will not be required to inquire as to the disposition by any Borrower of funds disbursed in accordance with the terms of this Agreement.

(g)	Each Borrower waives any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, which such Borrower may now or hereafter have against any other Borrower with respect to the indebtedness incurred under this Agreement. Each Borrower waives any right to enforce any remedy which the Bank now has or may hereafter have against any other Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Bank.

8.9	One Agreement.  This Agreement and any related security or other agreements required by this Agreement, collectively:

(a)	represent the sum of the understandings and agreements between the
Bank and the Borrowers concerning this credit; and

(b)	replace any prior oral or written agreements between the Bank and the Borrowers concerning this credit; and

(c)	are intended by the Bank and the Borrowers as the final, complete and exclusive statement of the terms agreed to by them.

In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

8.10	Notices.  All notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, to the addresses on the signature page of this Agreement, or to such other addresses as the Bank and the Borrowers may specify from time to time in writing.

8.11	Headings.  Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

8.12	Counterparts.  This Agreement may be executed in as many
counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.


This Agreement is executed as of the date stated at the top of the first page.


Bank of America
National Trust and Savings
Association                           California Water Service Group
/s/Jeff Perkins                       /s/Gerald F. Feeney
By: Jeff Perkins                      By:Gerald F. Feeney
Title: Vice President                 Title: Vice President, Chief Financial
                                      Officer and Treasurer

                                      CWS Utility Services
                                      /s/Gerald F. Feeney
                                      By:Gerald F. Feeney
                                      Title:Vice President, Chief Financial
                                      Officer and Treasurer


Address where notices to the Bank
are to be sent:

San Jose Regional Commercial Banking Office
#1487
101 Park Center Plaza
San Jose, CA 95115


Address where notices to
the Borrowers
are to be sent:

1720 North First Street
San Jose, CA  95112
Bank of America

Amendment to Documents

AMENDMENT NO. 1 TO BUSINESS LOAN AGREEMENT

This Amendment No. 1 (the "Amendment") dated as of March 16,1998, is between Bank of America National Trust and Savings Association
(the "Bank") and California Water Service Company (the "Borrower")

RECITALS
A. The Bank and the Borrower entered into a certain Business Loan
Agreement dated as of April 4, 1997 (the "Agreement").

B.  The Bank and the Borrower desire to amend the Agreement.

AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.
2.  Amendments.  The Agreement is hereby amended as follows:
2.3 In Subparagraph 1.1(a) of the Agreement, the amount "Twenty-Five Million Dollars ($25,000,000)" is substituted for the amount "Fifty Million Dollars ($50,000,000)."
2.4 Paragraph 6.3 of the Agreement is amended to read in its entirety as follows:
6.5 Financial Information. To provide the following financial information and statements and such additional information as requested by the Bank from time to time:
(c) Within 90 days of the Borrower's fiscal year end, the Borrower's annual financial statements. These financial statements must be audited (with an unqualified opinion) by a Certified Public Accountant ("CPA") acceptable to the Bank.
(d) Within 60 days of the period's end, the Borrower's quarterly financial statements. These financial statements may be Borrower prepared.
(e) Within 90 days of its fiscal year end, California Water Service Group's annual financial statements. These financial statements must be audited (with an unqualified opinion) by a Certified Public Account ("CPA") acceptable to the Bank. The statements shall be prepared on a consolidated basis.
(f) Within 60 days of the period's end, the quarterly financial statements of California Water Service Group, including supplemental schedules. These financial statements may be company prepared and shall be prepared on a consolidated and consolidating basis.
(g) Within 90 days of its fiscal year end, the annual financial statements of CWS Utility Services. These financial statements may be company prepared.
(h) Within 60 days of the period's end, the quarterly financial statements of CWS Utility Services. These financial statements may be company prepared.
(i) Copies of California Water Service Group's Form 10-K Annual Report and Form 8-K (if applicable.). Current Report within 90 days of its fiscal year end.
(j) Copies of California Water Service Group's Form 10-Q Quarterly Report within 60 days after the end of each quarterly accounting period.

2.3 The first sentence of Paragraph 6.4 of the Agreement is amended to read in its entirety as follows:

6.4 Other Debts. Not to have outstanding or incur any direct or contingent debt (other than those to the Bank), or become liable for the debt of others without the Bank's consent, which will not be unreasonably withheld.
2.5  Paragraph 6.15 of the Agreement is amended to read in its entirely as follows:
6.6 Additional Negative Covenants. Not to, without the Bank's written consent, which will not be unreasonably withheld:
(o) engage in any business activities substantially different from the Borrower's present business.
(p)  Liquidate or dissolve the Borrower's business.
(q) enter into any consolidation, merger, or other combination, or become a partner in a partnership, a member of a joint venture, or a member of a limited liability company where any single transaction exceeds Two Million Five Hundred Thousand Dollars ($2,500,000).
(r) sell, assign, lease, transfer or otherwise dispose of any assets for less than fair market value, or enter into any agreement to do so.
(s) sell, assign, lease, transfer or otherwise dispose of all or a substantial part of the Borrower's business or the Borrower's assets.
(t) enter into any sale and leaseback agreement covering any of its fixed or capital assets.
(u) acquire or purchase a business or its assets, where any single transaction exceeds Two Million Five Hundred Thousand Dollars ($2,500,000).
(v)  convert to limited liability partnership status.
2.1  Paragraph 7.9 of the Agreement is amended to read in its entirety as follows:
7.2 Cross Default. Any default occurs under any agreement in connection with any credit the Borrower (or any guarantor) or
CWS Utility Services has obtained from anyone else or which the Borrower (or any guarantor) or CWS Utility Services has guaranteed if the default consists of failing to make a payment when due or gives the other lender the right to accelerate the obligation.
2.3 A new Paragraph 7.13 is added to the Agreement which reads in its entirety as follows:
7.4 Guarantor Covenants. The California Water Service Group fails to comply with the following covenant:
(m)  Bond Rating.   To maintain an investment grade bond rating on
its rated securities as defined by Moody's Investors Service, Inc., and Standard & Poors' Corporation.
1. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:
3.2 A Guarantee signed by California Water Service Group in the amount of Twenty-Five Million Dollars ($25,000,000).
3.3 Evidence that the execution, delivery and performance by the Borrower and any guarantor of the Amendment and any instrument or agreement required under this Amendment have been duly authorized.
4. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.
This Amendment is executed as of the date stated at the beginning of this Agreement.

Bank of America
National Trust and Savings Association	   California Water Service
                                          Company
/s/ Jeffrey Perkins                       /s/ Gerald F. Feeney
By: Jeffrey Perkins                       By: Gerald F. Feeney
    Vice President                            Vice President, CFO
                                              and Treasurer